UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to §240-14a-12

Maxim Integrated Products, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 11, 2005

Dear Maxim Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Maxim Integrated Products, Inc. (“Maxim” or the “Company”), which will be held at the Company’s Event Center at 433 N. Mathilda Avenue, Sunnyvale, California on Thursday, November 10, 2005, at 11:00 a.m. Pacific Time.

At this meeting you will be asked to vote on proposals to: (1) elect six (6) members to the Board of Directors; (2) approve the amendment and restatement of the Company’s 1996 Stock Incentive Plan; (3) approve an amendment to the Company’s 1987 Employee Stock Participation Plan; and (4) ratify the appointment of our independent auditors. Details of these proposals are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. Your Board of Directors unanimously recommends that you vote in favor of each of these proposals.

Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or over the Internet. Voting by any of these methods will ensure your representation at the meeting.

Maxim’s Stock Incentive Plan Proposal.

Of particular importance is our stock incentive plan proposal. With this letter, I am seeking your support of the following: (1) the addition of 10.8 million shares to our incentive plan, (2) an amendment to the plan to provide the ability to grant awards of restricted stock units and restricted stock and (3) to extend the term of the plan through 2015. The 10.8 million share increase represents 3.3% of the total number of shares outstanding at June 25, 2005 (approximately 3.2% of diluted shares). In order to achieve Maxim’s long-range plan and maximize stockholder value, management and the Board of Directors believe it is imperative that the stockholders approve our stock incentive plan proposal. The rationale for this proposal is set forth below.

Last year our stockholders approved an addition to our incentive plan equal to 4% of our total shares outstanding. Our request for a 4% increase last year was predicated on a projection of employee growth that did not materialize. As a result, we did not grant as many stock options as we planned and we left the year with options in our plan reserve. This has allowed us to significantly reduce our option requirement for this year.

How Maxim’s Option Program Works.

•	Over the last 10 fiscal years ended June 25, 2005, Maxim’s investors have earned an average annual total shareholder return (“TSR”) of 20.0%, significantly higher than Analog Devices (16.2%) and Linear Technology (17.2%), its two primary competitors.

•	On average, Maxim granted options net of cancellations equal to 4.7% of outstanding shares per year over the 10 fiscal years ended June 25, 2005 and reduced this rate to an average of 3.7% over the last three years. During this 10-year time frame, the Company’s stock price increased from $6.38 per share to $38.85 per share, a six-fold increase.

•

While stock options are extremely valuable to employees, a careful analysis indicates that a large increase in option grants does not necessarily have a significant cost to stockholders. In fact, it takes a very small increase in the growth rate in the market value of an enterprise to fully offset the dilutive impact of granting additional options. This can be illustrated in the following example: Assume that for 10 years, Company A makes annual stock option grants equal to 2.5% of its outstanding shares, while during this same period Company B makes annual grants equal to 3.7% of its outstanding shares. If Company A’s market value grows at a compound annual rate of 16.7%, Company B would have to grow its market value at a higher rate than 16.7% in order to compensate Company B’s shareholders for the additional dilution. In this example, the differential in the compound annual growth rate in market value necessary to fully compensate for the added dilution would be only 0.4% per year. This means that Company B would have to grow its market value at 17.1% per year to equal Company A’s stock price at the end of the 10 year period. (Note: The 16.7% rate for Company A was chosen because it corresponds to the average annual TSR generated over the last 10 years by Maxim’s two primary competitors, Analog Devices and Linear.) In this example, an increase in growth rate in market value above the 0.4% required to offset the impact of the 1.2% additional option grants, would provide a “return premium” to the stockholders of Company B. In the last 10 years, Maxim’s return premium was 2.9%, which was more than seven times what was necessary to offset the additional dilution from our option program.

We believe Maxim’s superior average annual TSR of 20.0% for the most recent 10 fiscal years ended June 25, 2005, resulted, in significant measure, from the productivity stimulus associated with our higher option grant rate. Accordingly, the financial benefits to the existing investors from higher appreciation of our stock far outweighed the value transfer resulting from the higher option grants.

•	On average, Maxim granted options net of cancellations and repurchases equal to 1.2% of outstanding shares per year over the five fiscal years ended June 25, 2005. Diluted shares, however, declined 5% primarily due to stock buybacks and a decline in our stock price (from $69.56 per share at June 23, 2000 to $38.85 at June 25, 2005). The decline in our stock price caused a reduction in diluted shares as determined by the Treasury Stock Method of accounting for dilution. This decline in share count demonstrates that employee stock options only dilute stockholders if there is a gain in the stockholders’ ownership value. When the value goes down the dilution is reduced.

Had Maxim generated the same average annual TSR as Analog and Linear (16.7%) for the same 10-year period, Maxim’s investors as a group would have earned $3 billion less on their investment. Maxim believes that it could not have achieved such performance nor outperformed its closest competitors by such a large margin without its option program.

Maxim Employees are Not Over-Compensated.

Maxim’s compensation program is heavily tilted toward performance rather than guaranteed cash payments.

•	Salary. We believe that Maxim’s salaries are generally lower than in comparable companies. For example:

Officers. Officers at Maxim earn $200,000 to $500,000 per year in salary. Maxim believes its officers’ annual salaries are lower than industry averages. Despite these low salaries, during the industry downturn, in October 2002 through September 2003, the CEO’s salary was reduced 100% and vice president salaries were reduced 30% in order to maximize profits for our stockholders.

R&D and Engineering. Maxim’s technical people earn lower salaries (on average) than those paid in comparable companies. A representative sample of 20 recent hires in senior engineering showed that these new employees joined Maxim at salaries that were 11% less, on average, than they earned with their previous employers. In order to compete, Maxim must make up this difference. Even though gains for the last four years have not made up the difference, our employees still chose to invest side by side with you, the stockholders, in the belief that our stock will eventually increase in value. A vote against our stock option proposal would be very discouraging to them.

•

Bonus. Maxim pays officer bonuses only upon meeting aggressive individual and company performance goals. Under a plan approved by stockholders, officer bonuses are earned for years in which Maxim delivers year-over-year increases in earnings per share and/or the market price of its stock (one-half for increasing earnings per share and one-half for increasing stock price). Bonuses are fully earned only if Maxim achieves a 30% annual increase in both earnings per share and stock price. Between zero and a 30% increase, bonuses are earned on a sliding scale. (Note: In fiscal 2002, the downturn in the semiconductor industry resulted in officers’ bonuses being zero despite the fact that Maxim earned net income of $259.2 million in that year. This was significantly more than was earned by its closest competitors, Analog Devices and Linear Technology, in the comparable period. In Linear’s comparable fiscal year it earned $197.6 million and paid substantial executive bonuses.)

•	Stock Options. Stock options are granted to employees, first and foremost, to stimulate employee productivity for the purpose of maximizing stockholder value. Options are also used and are quite necessary to make up for the lower salaries Maxim pays. Maxim employees are a self-selected group of entrepreneurs that realize that they can only gain if the stockholders gain much more. Second and third tier companies prey on our employees by making large cash offers. Maxim competes against such offers by offering the potential of stock option gains.

•	Restricted Stock Units and Restricted Stock. The Board believes it is important for us to be in a position to utilize different forms of long-term incentive awards, such as restricted stock units and restricted stock, which will help us recruit, reward, motivate and retain talented personnel. Changes in the equity compensation accounting rules, which became effective for us on June 26, 2005, also make it important for us to have greater flexibility under our stock incentive plan. As the new equity compensation accounting rules come into effect, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. Accordingly, we are seeking to add restricted stock units and restricted stock to our stock incentive plan. This form of equity compensation will only be used on an equivalent value basis to stock options.

When viewed in total—salary, bonus and options—We believe Maxim’s employees are not over-compensated for the risks they take and the extraordinary results they deliver. Maxim believes stock options are the most important part of its compensation mix.

Maxim’s Incentive Plan is Managed for the Best Interests of the Stockholders.

•	Maxim only grants employee stock options under plans that have been approved annually by stockholders.

•	Maxim’s stock options have always been granted with an exercise price equal to the fair market value of Maxim’s stock.

•	Maxim has never “re-priced” its stock options.

•	Over 5,600 of our approximate 7,980 employees (including over 99% of salaried employees) hold stock options.

•	On average over the five fiscal years ended June 25, 2005, 86% of Maxim stock options have been granted to employees below the officer level.

•	Over the last five fiscal years, over 22% of stock options have been granted to new employees.

•	55% of stock options are held by our R&D and engineering personnel, who are the lifeblood of the company and the primary drivers of Maxim’s growth.

•	Maxim has been proactive in reducing its rate of stock option grants over the past several years.

•	Over the past five years, Maxim employees have held their options an average of almost seven years before exercising them.

Maxim’s option program is broadly based and is concentrated where it will do the most good for stockholders: on new employees, which are needed for our growth, and on technical personnel, which are the drivers of our growth.

It is Important to our Future Success that 10.8 Million New Shares be Added to our Stock Incentive Plan.

•	Because of Maxim’s high growth rate and emphasis on performance compensation in lieu of salary, the Company needs more shares to grant stock options and other equity awards than companies that grow more slowly and rely on a different compensation model.

•	We believe Maxim’s stockholders will prosper from our projected goals for long-term growth and performance. Ship demand for Maxim products is projected to grow from about $1.6 billion in FY 2005 to approximately $6.1 billion in FY 2010, a compound annual growth rate of 30%. (Note: Ship demand is a rough estimate of customer consumption, which Maxim uses as an indicator of revenue potential; it is not a revenue forecast.)

•	Maxim’s management and Board of Directors believe equity incentives are the fuel for its engine of growth. For the last 10 years, the Company’s headcount increased an average of 18% per year. Plan shares approved by stockholders to support this increase in headcount averaged 4.5% (reduced to an average of 3.8% over the past three years) of outstanding shares per year. By adding shares to our plan reserve equal to 3.3% of our outstanding shares this year, our average allocation for fiscal years 2002 through 2006 will have been reduced to 3.7%. We assess our option needs annually; therefore, our request for a 3.3% increase to our plan reserve should not be considered to be a standard in future years.

•	Some of our competitors have adopted option plans without stockholder approval. They are able to grant options using shares that were not approved by their stockholders. I urge you not to compare Maxim unfavorably to companies who have circumvented stockholder approval.

The importance of employee ownership.

The success of our long range business plan depends upon our ability to recruit and retain premier talent, and our stock option plan is a key part of this effort. Historically, Maxim has relied heavily on stock options to compensate its employees. Despite that, in the last five years the company’s total diluted share count has declined by 5% due to stock repurchases and a decline in our stock price. Under the Treasury Stock Method of accounting, the decline in our stock price caused a reduction in diluted shares. The Treasury Stock Method accounts for the fact that an employee stock option is a “gain-sharing” instrument in which stockholders share their stock gains (stock appreciation) with employees. If there is a gain, the employees profit, and the stockholders’ ownership is diluted. The cost of this dilution is basically equal to the employees’ profit. If the gain is reversed, that is the stock price goes down—the employee profit is reversed and so is the stockholder dilution. Thus, the employees can only gain if the stockholders gain. This is the most compelling rationale for the use of employee stock options as an incentive compensation device. If there is no gain to stockholders, there is no dilution.

We believe that our ability to grow our cash position significantly while simultaneously reducing dilution is a testimony to Maxim’s outstanding people and their dedicated efforts on behalf of stockholders. Employee ownership is an intrinsic part of our corporate culture. It has been pivotal in our past successes and will be equally crucial going forward. We appreciate our stockholders’ past support of our equity compensation program and request their affirmative vote on this year’s stock incentive plan.

We ask for your support.

One size does not fit all, and Maxim should not be held to the same standard when it comes to determining the proper size of its share reserve under its option plan as companies that rely more on salary for compensation and that do not grow stockholder value as rapidly.

Maxim is a unique company that, since going public 17 years ago, has been one of the best performers for its stockholders of any company in the world. It has achieved that distinction by recruiting and retaining highly talented and driven people. These people are motivated more by the opportunity to build something great and to share in the wealth created in the process than by annual salary. Maxim believes that the best way to motivate our superior employees is to make them owners. This partnership has produced outstanding results, in which the whole has proven to be significantly greater than the sum of the parts. Accordingly, Maxim’s stockholders have fared extraordinarily well—much better, we believe, than if we had paid higher salaries but granted fewer stock options. There is powerful evidence of this in the comparison of our performance to our peer group of competitors. Given the results we have achieved to date and the opportunity that lies ahead, we ask that you not gamble on the future of your Company by changing our well-tested formula for success.

Yours sincerely,

/s/ John F. Gifford

John F. Gifford

President, Chief Executive Officer

and Chairman of the Board

v

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, California 94086

Notice of Annual Meeting of Stockholders

To Be Held November 10, 2005

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Maxim Integrated Products, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California on Thursday, November 10, 2005 at 11:00 a.m., Pacific Time, to consider and vote upon the following proposals:

1. To elect six (6) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2. To ratify and approve the amendment and restatement of the Company’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”), to (a) increase the number of shares available for issuance thereunder by 10,800,000 shares from 117,600,000 shares to 128,400,000 shares, (b) permit the award of restricted stock units and restricted stock and (c) extend the term of the 1996 Plan through 2015.

3. To ratify and approve an amendment to the Company’s 1987 Employee Stock Participation Plan, as amended (the “ESP Plan”), increasing the number of shares available for issuance thereunder by 1,500,000 shares from 16,551,567 shares to 18,051,567 shares.

4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 24, 2006.

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business, as well the nominees for directors, are more fully described in the Proxy Statement, attached to this Notice. The Annual Meeting will be open to stockholders of record, proxy holders and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

The Board of Directors has fixed the close of business on September 28, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John F. Gifford

John F. Gifford

President, Chief Executive Officer

and Chairman of the Board

Sunnyvale, California

October 11, 2005

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, as outlined on the enclosed proxy card, (2) by telephone, as outlined on the enclosed proxy card, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, California 94086

Proxy Statement for Annual Meeting of Stockholders

November 10, 2005

General Information

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”), for use at its Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on November 10, 2005 at the Company’s Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086 and at any adjournment or postponement of that meeting. The approximate mailing date for this Proxy Statement and the enclosed proxy is October 11, 2005.

The proxy holders will vote all proxies in accordance with the instructions contained in the proxy, and if no choice is specified the proxy holders will vote for each nominee to the Board and in favor of each of the proposals set forth in the Notice of Meeting. Proxies will confer upon the proxy holders discretionary authority to vote upon matters that the Board does not know as of the date hereof that may properly come before the Annual Meeting, as well as the authority to adjourn or postpone the Annual Meeting in order to assure that all stockholders who wish to vote on the matters will be able to cast their votes and to act upon matters incident to the conduct of the meeting.

The Board has fixed the close of business on September 28, 2005 as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the Annual Meeting. At that time, there were outstanding 332,759,147 shares of Common Stock. The presence of a majority, or 166,379,574, of these shares of the Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Revocability of Proxies

Any person submitting a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the meeting. A proxy may be revoked by a written instrument delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Voting and Solicitation

Holders of Common Stock are entitled to one vote for each share held. For voting with respect to the election of directors, stockholders may cumulate their votes. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of directors to be elected multiplied by the number of shares you hold. For example, if you own 100 shares of Common Stock, and there are six directors to be elected at the Annual Meeting, you could allocate 600 “FOR” votes (six multiplied by one hundred) among as few or as many of those six nominees to be voted on at the Annual Meeting as you choose. See “Proposal No. 1—Election of Directors.” The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among the six (6) nominees recommended by the Board. The six (6) director nominees receiving the highest number of votes, in person or by proxy, will be elected directors. You may vote either “for” or “withhold” your vote for the director nominees. A properly executed proxy marked “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors, although it will be counted for purposes of determining whether there is a quorum.

The ratification and approval of Proposals Nos. 2, 3 and 4, to ratify and approve the amendment and restatement of the 1996 Plan to (a) increase the number of shares available for issuance thereunder by 10,800,000 shares, (b) permit the award of restricted stock units and restricted stock and (c) extend the term of the 1996 Plan through 2015; the amendment to the Company’s ESP Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares; and the ratification and approval of the appointment of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote at the meeting. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes (votes from shares held of record by brokers as to which the beneficial owners have not given voting instructions) and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained. Accordingly, with respect to Proposal No. 1, requiring the affirmative vote of a plurality of all the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting, and with respect to Proposals Nos. 2, 3, and 4 requiring the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes have no effect. An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the meeting, and the inspector of elections appointed for the meeting will tabulate votes cast in person at the meeting.

The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request, a private proxy solicitation firm. No additional compensation will be paid to the Company’s directors, officers or other regular employees for such services, but any private proxy solicitation firm will be paid their customary fee by the Company, estimated to be $16,000.

Householding of Special Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of the Proxy Statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the Proxy Statement to any stockholder who contacts the Company’s investor relations department at (408) 737-7600 or at Maxim Integrated Products, Inc., Attn: Investor Relations Department, 120 San Gabriel Drive, Sunnyvale, California 94086 requesting such copies. If a stockholder is receiving multiple copies of the Proxy Statement at the stockholder’s household and would like to receive a single copy of the Proxy Statement for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of June 25, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Capital Research and Management Company(2)	33,585,100	10.26%
Janus Capital Management LLC(3)	31,593,887	9.65%
The TCW Group(4)	30,904,241	9.44%
John F. Gifford(5)	5,445,990	1.66%
Richard C. Hood(6)	1,483,209	*
Tunc Doluca(7)	1,468,316	*
Pirooz Parvarandeh(8)	689,419	*
Fred G. Beck(9)	398,254	*
James R. Bergman(10)	196,000	*
A. R. Frank Wazzan(11)	100,800	*
B. Kipling Hagopian(12)	78,690	*
Merlyn D. Sampels(13)(14)	87,944	*
Michael J. Byrd(15)	49,405	*
Peter de Roetth(16)	13,000	*
All executive officers and directors as a group (21 persons)(17)	14,338,931	4.38%

*	Less than one percent
(1)	This table is based upon information supplied by officers, directors, nominees for director, principal stockholders and the Company’s transfer agent, and contained in Schedules 13G filed with the SEC. Unless otherwise indicated, the address of each person or entity listed is Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 327,493,997 shares outstanding on June 25, 2005, adjusted as required by rules promulgated by the SEC.
(2)	Capital Research and Management Company (“CRMC”) is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and is deemed to be the beneficial owner of the shares shown as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Advisors Act of 1940. CRMC has no voting power and sole dispositive power over all shares shown. The address of CRMC is 333 South Hope Street, 55th Street, Los Angeles, CA 90071. The table is based upon information supplied in a Schedule 13G/ A filed February 14, 2005.
(3)	These securities are owned by various individual and institutional investors for whom Janus Capital Management LLC (“Janus Capital”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Janus Capital is deemed to be a beneficial owner of such securities; however Janus Capital expressly disclaims that it is, in fact, the beneficial owner of such securities. Janus Capital holds sole dispositive power and voting power over 29,798,995 of the shares shown and shared dispositive power and voting power over 1,794,892 shares. The address of Janus Capital Management LLC is 100 Fillmore Street, Suite 300, Denver, CO 80206. The table is based upon information supplied in a Schedule 13G/ A filed February 14, 2005.

(4)	TCW Group, Inc. on behalf of the TCW Business Unit holds shared dispositive power and shared voting power over all shares shown. The address of TCW Group, Inc. on behalf of the TCW Business Unit is 865 South Figueroa Street, Los Angeles, CA 90017. The table is based upon information supplied in a Schedule 13G/ A filed February 14, 2005.
(5)	Includes (i) 2,777,006 shares subject to options exercisable within 60 days of June 25, 2005 and (ii) 100,000 shares held by the Gifford Foundation for which beneficial ownership is disclaimed. Does not include shares held in trust for the benefit of Mr. Gifford’s children.
(6)	Includes 634,777 shares subject to options exercisable within 60 days of June 25, 2005.
(7)	Includes 711,420 shares subject to options exercisable within 60 days of June 25, 2005.
(8)	Includes 633,729 shares subject to options exercisable within 60 days of June 25, 2005.
(9)	Represents options exercisable within 60 days of June 25, 2005.
(10)	Includes (i) 12,000 shares subject to options exercisable within 60 days of June 25, 2005 and (ii)54,000 shares held by the Bergman Family Foundation for which beneficial ownership is disclaimed.
(11)	Includes 20,000 shares subject to options exercisable within 60 days of June 25, 2005.
(12)	Includes 12,000 shares subject to options exercisable within 60 days of June 25, 2005.
(13)	Mr. Sampels has informed the Company that he will not run for re-election to the Board and plans to step down from the Board immediately prior to the Annual Meeting of Stockholders.
(14)	Includes 86,635 shares subject to options exercisable within 60 days of June 25, 2005.
(15)	Includes 6,000 shares subject to options exercisable within 60 days of June, 25, 2005.
(16)	Includes 8,500 shares held by Elisabeth de Roetth, Mr. de Roetth’s spouse, for which he disclaims beneficial ownership.
(17)	Includes 9,199,974 shares subject to options exercisable within 60 days of June 25, 2005. Does not include shares held in trust for the benefit of Mr. Gifford’s children.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Action is to be taken at the Annual Meeting with respect to the election of six (6) directors. Each director to be elected will hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Stock represented by the accompanying proxy will be voted for the election of the six (6) nominees recommended by the Board, who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to vote. Four (4) of the nominees were elected directors by a vote of the stockholders at the last Annual Meeting of Stockholders which was held on November 18, 2004. The other two (2) nominees, Michael J. Byrd and Peter de Roetth, were appointed to the Board to fill vacancies on the Board in December 2004 and September 2005, respectively. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. If any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stock represented by the accompanying proxy cannot be voted for a greater number of persons than the number of nominees (six).

Each stockholder voting in person or by proxy in the election of directors is entitled to cumulate such stockholder’s votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute such votes among as many candidates who have been properly placed in nomination as the stockholder may see fit. The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among the six (6) nominees recommended by the Board.

The following is information regarding the nominees, including information furnished by them as to their principal occupations for the preceding five-year period, certain directorships, and their ages as of June 25, 2005.

Name	Age	Director Since
James R. Bergman	63	1988
Michael J. Byrd	45	2005
Peter de Roetth	76	2005
John F. Gifford	64	1983
B. Kipling Hagopian	63	1997
A. R. Frank Wazzan	70	1990

Mr. Bergman was a founder and general partner of DSV Associates since 1974 and a founder and general partner of its successors, DSV Partners III and DSV Partners IV. These firms provided venture capital and management assistance to emerging companies, primarily in high technology. Since August 1996, Mr. Bergman has been a partner of Brantley Venture Management, L.P., the General Partner of Brantley Venture Partners III and IV private venture capital partnerships. Since July 1997, he has also served as a special limited partner of Cardinal Health Partners and Cardinal Partners II, which are also private venture capital funds.

Mr. Byrd was President and Chief Operating Officer of Brocade Communications from 2001 until 2003 and served as Vice President of Finance and Operations and Chief Financial Officer at Brocade Communications from 1999 until 2001. Mr. Byrd was formerly Vice President of Finance and Chief Financial Officer at Maxim from 1994 to 1999. Prior to his service at Maxim, he worked as an Audit Partner with Ernst & Young. Mr. Byrd is a Certified Public Accountant.

Mr. de Roetth is a registered investment advisor and is a founder and principal at Account Management LLC since its inception in June 1964.

Mr. Gifford is a founder of the Company and has served as Maxim’s President and Chief Executive Officer since its incorporation in April 1983.

Mr. Hagopian was a founder of Brentwood Associates, a venture capital investment company, and was a general partner of all of the funds started by Brentwood from inception in 1972 until 1989. He was a General Partner of Brentwood until 1996. He has been a Special Limited Partner of each of the five Brentwood funds started since 1989, and is a Special Advisory Partner to Redpoint Ventures I which is a successor to Brentwood’s information technology funds. Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a Managing Director of Apple Oaks Partners LLC, a private investment company which manages his own capital and the capital of one other individual.

Dr. Wazzan is Distinguished Professor (and Dean Emeritus) of the School of Engineering and Applied Science, University of California, Los Angeles. From 1986 until 2001, Dr. Wazzan was Dean of that School. He has been professor of engineering at UCLA since 1962. Dr. Wazzan has served as consultant to Douglas Aircraft, Hughes Electrodynamics, North American Rockwell, the U.S. Atomic Energy Commission, Westinghouse Oceanics Division, Honeywell, the U.S. Navy and Air Force, and the Rand Corporation. Dr. Wazzan is a member of the AIAA, a Guggenheim Fellow, and a Fellow of the ANS. He is recipient of the Gold Medal Award at the First International Meeting on Nuclear Power Plants in Commercial Operations.

As previously noted, Mr. Sampels has informed the Company that he will not run for re-election to the Board at the Annual Meeting. Mr. Sampels has been a director of the Company since its merger with Dallas Semiconductor Corporation in 2001, and prior to the merger, Mr. Sampels was a member of the board of directors of Dallas Semiconductor since 1982. The Company thanks Mr. Sampels for his hard work and diligent service over the years and has agreed to continue to retain Mr. Sampels as a consultant.

The affirmative vote of a plurality of all the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to approve the foregoing proposal.

The Board recommends a vote FOR the election of the nominees named above.

FURTHER INFORMATION CONCERNING THE BOARD AND BOARD COMMITTEES

General Information

During the fiscal year ended June 25, 2005, the Board held six (6) meetings, including four (4) regularly scheduled quarterly meetings and two (2) special meetings. During the fiscal year ended June 25, 2005, the Board also acted by unanimous written consent without a meeting three (3) times. The Company has a standing Audit Committee which met seven (7) times during the fiscal year ended June 25, 2005, a standing Compensation Committee, which met seven (7) times during the fiscal year ended June 25, 2005 and a standing Interim Option Committee consisting of the Chairman of the Board as the sole member. The Board does not have a formal nominating committee. The outside directors perform the functions of a nominating committee to suggest and screen candidates for the position of director. During the fiscal year ended June 25, 2005, each director nominee serving as a director during such fiscal year attended at least 75% of the meetings of the Board and of the committees on which each served. All of the Company’s directors in office attended the 2004 Annual Meeting of Stockholders. The Board has adopted a policy to encourage directors to attend each annual meeting of stockholders. The Board has determined that a majority of the Board members, Messrs. Bergman, Byrd, de Roetth, Hagopian and Sampels (as previously noted, Mr. Sampels has informed the Company that he will not run for re-election to the Board at the Annual Meeting) and Dr. Wazzan, are “independent” as that term is defined in Rule 4200(a)(15) of the listing standards of the Marketplace Rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Audit Committee

The Audit Committee is currently comprised of Messrs. Bergman and Byrd and Dr. Wazzan. In fiscal year 2005, Mr. Hagopian served on the Audit Committee until he stepped down from the committee at the end of fiscal year 2005 due to time constraints. In June 2000, the Board adopted a new charter for the Audit Committee, and the Board subsequently approved amendments to the charter in September 2002 and September 2004 upon the recommendation of the Audit Committee. The Audit Committee oversees the accounting, financial reporting and audit processes of the Company’s financial statements. In accordance with the Audit Committee Charter, as amended, the Audit Committee appoints the Company’s independent auditors and is primarily responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal controls. The Audit Committee is composed solely of independent directors, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of Nasdaq. The Board has further determined that each of Messrs. Bergman and Byrd, and Dr. Wazzan is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Exchange Act. See also “Audit Committee Report” below.

The information regarding the Charter of the Audit Committee and the independence of the members of the Audit Committee provided in the preceding paragraphs shall not be deemed to be “soliciting material,” or deemed “filed” with the Commission and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date hereof and irrespective of any general language to the contrary.

Compensation Committee

The Compensation Committee is comprised of Messrs. Hagopian and Dr. Wazzan. In fiscal year 2005, Mr. Bergman served on the Compensation Committee until he stepped down from the committee at the end of the third quarter of fiscal year 2005 due to time constraints. The Compensation Committee is authorized to approve salaries and incentive compensation for the president and other executive officers, and to award stock options and other equity awards to employees, consultants and other eligible grantees under the Company’s stock option plans and performs such other functions regarding compensation as the Board may delegate. See also “Compensation Committee Report” below.

Interim Option Committee

The Interim Option Committee is comprised of the Chairman of the Board. This Committee is authorized to make stock option grants and otherwise administer the Company’s 1996 Plan, except that the Interim Option Committee is not authorized to make option grants to officers.

Outside Directors perform Nominating Committee Functions

The Board does not have a formal Nominating Committee or a Nominating Committee Charter. The outside directors, Messrs. Bergman, Byrd, de Roetth, Hagopian, Sampels (as previously noted, Mr. Sampels has informed the Company that he will not run for re-election to the Board at the Annual Meeting) and Dr. Wazzan, each of whom is “independent” within the meaning of Rule 4200(a)(15) of the listing standards of the Marketplace Rules of Nasdaq, perform the functions of a nominating committee to suggest and screen candidates for the position of director. While there is not currently a specific policy for considering nominees recommended by stockholders, this does not mean that a recommendation from a stockholder would not be considered by the Board and the Company. The Board has regularly offered seats on the Board to its stockholders with substantial investments in Maxim stock and will continue to do so to qualified candidates. To date, however, no such stockholder has accepted a Board position with the exception of Mr. de Roetth.

In reviewing potential candidates for the Board, the outside directors consider the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

With regard to Messrs. de Roetth and Byrd, who are standing for election to the Board for the first time, the non-management directors and the Company’s Chief Executive Officer recommend that each be elected to the Board and be included on the Company’s proxy card.

Communication between Stockholders and Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, steps are taken to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. Further, the Company’s Board of Directors speaks regularly with the Company’s stockholders asking for their opinions and direction on a variety of matters to maximize stockholder value such as dividends, stock repurchases and Board nominees. The Board intends to continue this practice. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to John F. Gifford, Chairman of the Board, or to any other member of the Board, c/o Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086.

Access to Corporate Governance Policies

Copies of the Company’s committee charters, and Code of Business Conduct and Ethics will be provided to any stockholder free of charge upon written request to the Company at 120 San Gabriel Drive, Sunnyvale, California 94086, attn: Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee is, or ever has been, an executive officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists, or during fiscal year 2005 existed, between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Director Compensation

During the fiscal year ended June 25, 2005, each non-employee member of the Board of Director was paid an annual retainer of $50,000 payable in quarterly installments of $12,500. In addition, each non-employee director was paid an annual retainer in the amount of (i) $4,000 for services provided as a member of the Compensation Committee of the Board, and (ii) $8,000 for services provided as a member of the Audit Committee of the Board, each payable in equal quarterly installments. The Company reimburses each director for reasonable expenses incurred in attending meetings of the Board of Directors or its committees.

Non-employee directors participate in the 1996 Plan, which authorizes the granting of incentive stock options and non-qualified stock options with respect to an aggregate of 128,400,000 shares of the Company’s Common Stock (subject to adjustments as provided therein). Each non-employee director receives an initial non-qualified stock option grant upon his election to the Board that vests over a period of years. In subsequent years, generally, each non-employee director receives an additional option grant with vesting that commences when prior grants have become fully vested. In fiscal year 2005, Messrs. Bergman, Hagopian, and Dr. Wazzan, each received an option grant of 18,000 shares vesting in fiscal year 2008. Mr. Sampels received an option grant of 18,000 shares vesting in fiscal years 2006 through 2008. Mr. Byrd received an option grant of 60,000 shares vesting quarterly through fiscal year 2008. In the first quarter of fiscal year 2006, Mr. Sampels received an option grant of 20,000 shares vesting in fiscal years 2006 through 2007 based upon his continued role as a consultant to the Company (as previously noted, Mr. Sampels has informed the Company that he will not run for re-election to the Board and plans to step down from the Board immediately prior to the Annual Meeting of Stockholders).

Pursuant to the terms of the agreement under which Dallas Semiconductor Corporation (“Dallas”) became a wholly-owned subsidiary of the Company (the “Dallas Acquisition”), the Company assumed or guaranteed Dallas’ liabilities and obligations under certain Agreements between Dallas and Mr. Sampels, including (i) three stock option agreements,; which are fully vested and exercisable; (ii) the Dallas Executives Retiree Medical Plan, as amended, in which Mr. Sampels and his spouse are participants and are entitled to receive medical benefits for life, at no cost to them; (iii) an Indemnification Agreement and certain other indemnification arrangements; and (iv) a Split-Dollar Insurance Agreement. The Split-Dollar Insurance Agreement with Mr. Sampels, originally entered into between Mr. Sampels and Dallas in February 1994, and amended in July 2000 and January 2001, requires that the Company pay cash premiums for life insurance policies for the insured and provides for the recovery of the Company’s premiums for life insurance policies from the cash value or death benefits collaterally assigned to the Company by the insured. In fiscal year 2005, the Company paid premiums of $93,600 for the split-dollar life insurance policies on Mr. Sampels. Pursuant to December 1993 resolutions of the Dallas Board of Directors, Mr. Sampels, as a former non-employee director of Dallas, is entitled to a tax gross-up resulting from any federal income tax liability attributable to non-cash benefits obtained while a director of Dallas, whether such liability occurs prior or subsequent to the cessation of directorship with Dallas.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The compensation for the Company’s Chief Executive Officer at June 25, 2005 and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at June 25, 2005, for all services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 25, 2005, June 26, 2004 and June 28, 2003 is set forth below.

SUMMARY COMPENSATION TABLE

	Fiscal Year	Annual Compensation			Long Term Compensation Awards
Name and Principal Position		Salary ($)	Bonus ($)(1)		Securities Underlying Options (#)
John F. Gifford President, Chief Executive Officer and Chairman of the Board	2005 2004 2003	$300,000 106,491 80,769	$	TBD 6,063,699 1,788,423	800,000 200,000 800,000

Fred G. Beck Vice President	2005 2004 2003	200,000 162,500 155,000		TBD 721,316 293,960	0 60,000 80,000

Tunc Doluca President	2005 2004 2003	300,000 162,500 155,000		TBD 1,730,236 525,144	300,000 250,000 200,000

Richard C. Hood Vice President	2005 2004 2003	200,000 162,500 155,000		TBD 1,059,712 350,903	100,000 50,000 150,000

Pirooz Parvarandeh President	2005 2004 2003	300,000 162,500 155,000		TBD 1,296,689 321,438	350,000 110,000 200,000

(1)	Pursuant to the Company’s Bonus Plan, which was approved by the Company’s stockholders in 1997, $12,150,000 is available for executive officer performance bonuses relating to fiscal year 2005. Under the provisions of the Bonus Plan, the Compensation Committee is not obligated to award the entire bonus pool and no officer may be paid more than 50% of the pool. Performance bonuses for fiscal year 2005 have not yet been determined for the Company’s officers.

Options Granted to Executive Officers

The Board and the committee to which it delegates authority currently have authority to grant stock options to employees and others under the 1996 Plan. The following tables set forth certain information regarding stock options granted to, exercised by and owned by the executive officers named in the foregoing Summary Compensation Table during fiscal 2005.

Option Grants in Fiscal Year 2005(1)

	Individual Grants						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted To Employees in Fiscal Year(3)		Exercise or Base Price ($/Sh)	Expiration Date(4)	5% ($)	10% ($)
John F. Gifford	800,000	(5)	5.34%		42.40	9/17/14	21,332,106	54,059,744

Fred G. Beck(6)	—		—		—	—	—	—

Tunc Doluca	200,000 100,000	(7) (8)	1.33 0.67	% %	42.40 40.91	9/17/14 9/28/14	5,333,026 2,572,808	13,514,936 6,520,000

Richard. C. Hood	100,000	(9)	0.67%		42.40	9/17/14	2,666,513	6,757,468

Pirooz Parvarandeh	200,000 150,000	(7) (10)	1.33 1.00	% %	42.40 40.91	9/17/14 9/28/14	5,333,026 3,859,212	13,514,936 9,780,001

(1)	In the first quarter of fiscal year 2006, the Compensation Committee authorized stock option grants to the Company’s executive officers for fiscal year 2006, including the executive officers named in the table above. Messrs. Gifford, Doluca, Hood and Parvarandeh were granted stock options exercisable for 400,000, 250,000, 100,000, and 250,000 shares, respectively.
(2)	The dollar amounts under these columns are the result of calculations at the assumed 5% and 10% annual rates of stock price appreciation prescribed by the SEC and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. No gain to the optionees is possible without an increase in the price of the Company’s stock, which will benefit all stockholders.
(3)	Based on a total of 14,993,886 options granted to employees of the Company in fiscal year 2005.
(4)	The options were granted for a term of ten (10) years, but are subject to earlier termination under certain circumstances relating to termination of employment or a change of control of the Company.
(5)	The options were granted on September 17, 2004 and will become exercisable on a quarterly basis during the years ending July 1, 2007 and July 1, 2008.
(6)	During fiscal year 2005, Mr. Beck informed the Company that he would resign effective December 31, 2005 to spend more time with his family.
(7)	The options were granted on September 17, 2004 and will become exercisable on a quarterly basis during the year ending July 1, 2009.
(8)	The options were granted on September 28, 2004 and will become exercisable on a quarterly basis during the years ending July 1, 2006 and July 1, 2007.
(9)	The options were granted on September 17, 2004 and will become exercisable on a quarterly basis during the year ending July 1, 2009.
(10)	The options were granted on September 28, 2004 and will become exercisable on a quarterly basis during the years ending July 1, 2006, July 1, 2007 and July 1, 2008.

Aggregated Option Exercises in Fiscal Year 2004

and June 26, 2004 Option Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at June 25, 2005 (#)		Value of Unexercised In-the-Money Options at June 25, 2005 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John F. Gifford	2,711	39,706	1,921,944	800,000	36,413,962	4,120,000
Fred Beck	21,048	685,660	266,952	113,000	5,164,711	613,950
Tunc Doluca	95,935	3,073,018	636,420	225,000	13,604,421	1,238,750
Richard C. Hood	104,452	3,353,411	530,548	212,500	12,105,012	1,166,375
Pirooz Parvarandeh	192,000	6,421,307	517,000	245,000	11,624,540	1,360,950

(1)	Based on a price per share of $38.85, which was the price of a share of Common Stock on the Nasdaq National Market at the close of business on June 25, 2005.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Beck, Doluca, Hood and Parvarandeh. The agreements do not grant the executive officers any right to be retained by the Company, and the Company may terminate employment of each executive officer either with or without cause. In the event of termination of employment by the Company with or without cause, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits) immediately cease to accrue. However, in the event of termination of employment by the Company without cause, severance payments are to be made in accordance with the Company’s normal policy or as mutually agreed between the Company and the executive officer.

If the executive officer terminates his full-time employment with the Company and his written notice of termination provides that he is willing to continue to provide certain services to the Company, the Company will make health insurance coverage available to the executive officer and his family. The terms of his service, unless otherwise agreed, will provide for part-time services (up to one day per month) and annual compensation equal to at least 5% of the executive officer’s base salary at the time of termination. Health insurance coverage means coverage under any group health plan the Company maintains for its employees.

During the ten-year period following the notice of termination, the executive officer pays the same amount for health coverage as a similarly situated full-time employee is required to pay for coverage under the Company’s group health plan. After the ten-year period, the executive officer pays the Company’s cost of the coverage. In the event of the executive officer’s death while receiving health insurance coverage, the executive officer’s spouse is eligible for health insurance coverage until her death so long as she pays for the coverage in an amount equal to the cost for an employee with identical coverage. In the event the executive officer becomes disabled while receiving health insurance coverage, he is deemed to have met his service obligations to the Company during the disability.

In addition to the executive officers identified above, most other officers of the Company are parties to employment agreements with provisions substantially similar to those described above.

Mr. Gifford entered into an employment agreement with the Company in 1987, which was amended and restated in February 1994. The agreement provides that Mr. Gifford propose annually the amount of his bonus to the Board, which shall reflect the Company’s achievements and profitability for the preceding year, and shall be reflective of the accomplishments of the management group as a whole. The Board, in its discretion, shall approve or modify such proposed bonus; provided that any bonus awarded shall not be less than the bonus paid to any officer. The employment agreement provides vesting for 100% of the unvested portion of his stock options either upon Mr. Gifford’s death or upon his disability, which results in his termination of employment, while employed by the Company. The employment agreement also provides that in the event Mr. Gifford becomes disabled while employed by the Company, as long as Mr. Gifford remains disabled, the Company will provide for continuation of his base salary (offset by any earnings) for life through insurance or direct payment, or both. In addition, if Mr. Gifford’s employment with the Company is terminated due to disability, the Company will provide to Mr. Gifford post-employment health insurance coverage on the same terms as the other officers described above. In addition, in the event Mr. Gifford’s employment is terminated without cause, as defined in the agreement, the Company will retain Mr. Gifford and Mr. Gifford agrees to remain available to the Company for a period of either (i) one year, in the event that his employment is terminated with justification, as defined in the agreement or (ii) two years, if his employment is terminated without justification, as defined in the agreement. During the period that Mr. Gifford continues to serve the Company, he shall not be required to devote more than two days a week to such activities. During the period of Mr. Gifford’s retention as a service provider, he shall be entitled to full pay, which is defined as his average annual total compensation (salary plus bonus) received during the previous two years, normal employee benefits, and his stock options and shares of restricted stock shall continue to vest. In addition, if Mr. Gifford’s employment is terminated without cause or justification, the vesting of his stock options and shares of restricted stock shall be immediately accelerated so that the options and stock that would otherwise have vested over the two year period commencing two years after the date of termination shall become immediately exercisable. Thus, if his termination is without cause or justification, Mr. Gifford will vest a total of four years of options and restricted stock, two years tied to continuing service retention and two years by acceleration of vesting that would otherwise have occurred if he had remained employed for the third and fourth years after the date of his termination. The employment agreement also provides that upon a “change of control” of the Company, as such term is defined in his employment agreement, 50% of his unvested stock and options shall become fully vested on the date of the sale or merger. The remainder of the stock and options shall become fully vested within one year of the sale or merger, provided that Mr. Gifford is willing (whether or not he is actually requested to do so) to remain as Chief Executive Officer for the remaining vesting period of his options up to a maximum of one year. The employment agreement provides Mr. Gifford fringe benefits substantially equal to other officers. If Mr. Gifford terminates his full-time employment with the Company and his written notice of termination provides that he is willing to continue to provide certain services to the Company, the Company will provide to Mr. Gifford post-employment health insurance coverage on substantially the same terms as the other officers described above.

In addition, the Company and Mr. Gifford have entered into a deferred compensation plan, pursuant to which Mr. Gifford defers receipt of a portion of his cash compensation. Deferred payments bear interest at the rate equal to the interest rate (as adjusted from time to time) that employees of the Company are required to pay the Company under the Company’s employee loan program (4.2% in fiscal year 2005). Interest is credited at least quarterly. Compensation deferred on or prior to December 31, 2004, including interest, is payable (i) upon Mr. Gifford’s termination as an employee or service provider to the Company, in approximately equal quarterly installments over a five-year period, (ii) upon his death, to his designated beneficiary, in a lump sum payment as soon as administratively possible, or (iii) in the event of an unforeseeable emergency. Compensation deferred after December 31, 2004, including interest, is payable under the same terms and conditions as compensation deferred on or prior to December 31, 2004, except to the extent that those terms and conditions would cause a violation of Section 409A of the Internal Revenue Code, as supplemented by any guidance issued by the Internal Revenue Service thereunder. As of June 25, 2005, Mr. Gifford’s deferred account balance, including interest thereon, totaled $24,102,297.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Performance Graph set forth below shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is authorized to determine salaries and incentive compensation for the Company’s Chief Executive Officer and other officers. The strategy followed by the Compensation Committee emphasizes incentive compensation over salary to create a strong link between compensation and performance, and thereby more effectively align management with the interests of stockholders. Incentive compensation is comprised of bonuses and stock options. The Chief Executive Officer normally recommends salaries, bonuses and option grants to the Compensation Committee. The levels of incentive compensation are related to both corporate and individual performance. Corporate performance is judged based upon results in the current year, but more importantly on the Company’s performance over the longer term. Individual performance is measured based upon particular responsibilities of each function, performance to specified goals and general management skills.

Salary. The Compensation Committee meets at least annually to review and approve each officer’s salary for the ensuing year. The base salary component of compensation is a standardized minimum for the Chief Executive Officer and each Vice President that does not change substantially from year-to-year under normal circumstances and is not intended to be tied to individual responsibilities or performance. By contrast the bonus component of compensation is intended to compensate for performance exceeding minimum expected levels and varies according to the importance to the Company of the functions performed and the quality of the individual’s performance. Individual members of the Compensation Committee take into consideration their knowledge of published information regarding the compensation of officers at companies comparable to Maxim.

Bonus. In 1997, the Company adopted, and its stockholders approved, a Bonus Plan for the Company’s officers. Under the Bonus Plan, a bonus pool of up to a maximum of 3% of the Company’s pre-tax earnings will be created, with the specific amount of the pool determined by equal weighting of two performance criteria: (a) up to 1 1/2% of such earnings tied to the year-to-year rate of growth in the Company’s earnings per share and (b) up to 1 1/2% of such earnings tied to the year-to-year increase in the market price of its stock. The bonus pool will be based on the Company’s actual achievement related to these objective performance criteria versus a target growth of 30% per year for each test. From this pool, each officer will receive a bonus in respect of each fiscal year, in an amount to be approved by the Compensation Committee based on the same objective performance criteria and the analysis and recommendations of the Chief Executive Officer. The maximum bonus that may be paid in any fiscal year to any officer, including the Chief Executive Officer, is one-half of the pool. After the end of each fiscal year, the Compensation Committee is to determine and certify the Company’s performance as compared to the criteria set for that fiscal year, and to determine the amount of each officer’s bonus for such year. The Compensation Committee reserves the right to pay any officer less than the maximum bonus determined under the objective performance criteria based upon the Compensation Committee’s determination of that officer’s individual performance during the year and on all other relevant factors, including other compensation received during the year, such as stock option grants. The actual cash bonus for each individual officer, aside from the Chief Executive Officer (discussed below), is determined by first setting a maximum bonus for each officer position based upon perfect performance of that position and the total bonus pool available, and then considering the individual performance of the officer involved. Officer bonuses for fiscal year 2005 have not yet been determined.

In addition to bonuses paid pursuant to the Bonus Plan, the Company has the authority to give bonuses to officers outside the terms of the Bonus Plan. Bonuses given outside the Bonus Plan may be based on specific officer-group achievements, such as the successful completion of the Dallas Semiconductor merger or for other individual reasons. No such bonuses were awarded in fiscal year 2005.

Stock Options. Given the Company’s commitment to growing earnings and earnings per share and its philosophy that stock incentives are the best way to assure alignment of employees’ and stockholders’ interests, the Company believes it cannot rely solely on cash compensation to compete for and to provide incentives to its employees. Stock options are, therefore, used by the Company to provide long-term incentives to officers and employees. The Company has attempted for a number of years to provide each officer, and most other employees who participate in the Company’s stock option program, a number of shares subject to stock options that will vest over a continuous period of usually five years into the future. To accomplish this, the Company has periodically added options scheduled to begin vesting after existing grants have become fully vested. The number of stock options per officer is determined, based on recommendations by the Chief Executive Officer, principally by an assessment of the significance of the function performed by the officer and also of the officer’s individual past, current and expected future contribution to the success of the Company.

Chief Executive Officer Compensation. Mr. Gifford is a participant in the Company’s stock option plan and Bonus Plan and is subject to the maximum Bonus Plan limitation described above. Consistent with the Bonus Plan and Mr. Gifford’s Employment Agreement, his annual bonus “shall reflect the Company’s achievements and profitability for the preceding year, and shall be reflective of the accomplishments of the management group as a whole.” Mr. Gifford’s bonus for fiscal year 2005 has not yet been determined.

Section 162(m). Section 162(m) of the Internal Revenue Code (the “Code”) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Board has determined that stock options shall be treated as “performance-based compensation.” The Company’s stockholders previously approved the Company’s option plans, which would generally allow any compensation recognized by an executive officer named in the Summary Compensation Table as a result of the grant of such a stock option to be deductible by the Company. In addition, the stockholders have approved the Bonus Plan, and the Company believes that awards paid under the Bonus Plan are exempt from the $1 million deduction limitation of Section 162(m).

COMPENSATION COMMITTEE

B. Kipling Hagopian

A. R. Frank Wazzan

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act or the Exchange Act.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Company’s Board in fulfilling its responsibilities to the Company’s stockholders with respect to the Company’s outside auditor and corporate accounting and reporting practices as well as the quality and integrity of the Company’s financial statements and reports. The Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

With regard to the fiscal 2005 audit, the Committee discussed with Maxim’s independent registered public accounting firm the scope, extent and procedures for their audit. Following completion of the audit, the Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of Maxim’s internal controls and the overall quality of the Company’s financial reporting.

Management has the primary responsibility for the Company’s financial statements, reporting process and systems of internal controls. In fulfilling its responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality and acceptability of Maxim’s accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement of Auditing Standards No. 61. In addition, the Committee received from the independent registered public accounting firm written disclosures regarding their independence as required by Independence Standards Board Standard No. 1, discussed with the independent auditors the auditors’ independence from management and the Company, and considered the compatibility of nonaudit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 25, 2005 for filing with the Securities and Exchange Commission.

In addition, the Committee approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006, and the Board of Directors concurred with such selection. The Audit Committee has recommended to the stockholders that they ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2006.

Finally, the Committee reviewed and reassessed the adequacy of the Audit Committee charter. In light of the effectiveness of new rules and requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and Nasdaq, the Committee concluded that modifications to the Audit Committee charter were not necessary.

AUDIT COMMITTEE

James R. Bergman

Michael J. Byrd

A. R. Frank Wazzan

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 25, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Forms 3 were not timely filed by Michael J. Byrd and Viktor Zekeriya. Corrective filings have since been made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company employs Kevin Lynch, the son-in-law of the Company’s Chief Executive Officer. In fiscal year 2005, Mr. Lynch received $156,388 of cash compensation and exercised stock options held for an average of seven (7) years totaling 2,000 shares at an exercise price of $14.78 per share. Also, during the fiscal year, Mr. Lynch was granted options to purchase 21,400 shares of the Company’s Common Stock at an exercise price of $40.96 per share.

The Company employs Robert Bergman, the son of James R. Bergman, a director of the Company. In fiscal year 2005, Mr. Bergman received $141,381 of cash compensation and exercised stock options held for an average of nine (9) years totaling 6,000 shares at an exercise price of $8.47 per share. Also, during the fiscal year, Mr. Bergman was granted options to purchase 2,400 shares of the Company’s Common Stock at an exercise price of $40.96 per share.

The Company employs Eric Birkeland, the son-in-law of Fred G. Beck, Executive Vice President of Sales of the Company. In fiscal year 2005, Mr. Birkeland received $97,486 cash compensation and exercised stock options held for an average of six (6) years totaling 1,275 shares at an exercise price of $24.59. Also, during the fiscal year, Mr. Birkeland was granted 935 options to purchase shares of the Company’s Common Stock at an exercise price of $40.96.

The Company employs Brian Hood, the son of Richard C. Hood, Executive Vice President of the Company. In fiscal year 2005, Mr. Hood received $72,005 cash compensation and was granted options to purchase 3,570 shares of the Company’s Common Stock at an exercise price of $40.96 per share.

The Company employs Becky Hood, the daughter of Richard C. Hood, Executive Vice President of the Company. In fiscal year 2005, Ms. Hood received $66,029 cash compensation and was granted options to purchase 4,475 shares of the Company’s Common Stock at a weighted average exercise price of $39.10 per share.

During fiscal year 2005 the law firm of Jenkens & Gilchrist, a professional corporation, provided legal services to Dallas Semiconductor. Mr. Sampels, a director of the Company who is stepping down from the Board immediately prior to the Annual Meeting of Stockholders, is a shareholder of Jenkens & Gilchrist.

We have entered into indemnification agreements with our directors and executive officers in the positions of vice president and above containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers and directors.

PERFORMANCE GRAPH(1)

The following chart shows the value of an investment of $100 on June 23, 2000 in cash of (i) the Company’s Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Electronic Components Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each fiscal year. The stock price performance shown on this graph is not necessarily indicative of future price performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG MAXIM INTEGRATED PRODUCTS, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on 6/24/00 in stock or on 6/30/00 in index-including reinvestment of dividends.
Indexes calculated on month-end basis.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE COMPANY’S 1996 STOCK INCENTIVE PLAN

In August 2005, the Company’s Board of Directors (the “Board”) amended and restated the Company’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”) to (a) increase the pool of shares of Common Stock issuable under the 1996 Plan by 10,800,000 shares (the “Increase”) from 117,600,000 shares to 128,400,000 shares, (b) permit the award of restricted stock units and restricted stock and (c) extend the term of the 1996 Plan through 2015. The Company’s stockholders are being asked to ratify and approve the amendment and restatement of the 1996 Plan.

Ratification and approval of the amendment and restatement of the 1996 Plan requires the approval of a majority of the shares represented in person or by proxy at the Annual Meeting.

A general description of the principal terms of the 1996 Plan, as amended and restated, and the purpose of such amendment and restatement is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 2.

The Board recommends a vote FOR this proposal.

The Company and its Board have determined that substantial equity participation for employees is critically important to creating an organization in which employees will remain employed for long periods of time, and the 1996 Plan is designed to contribute toward this goal. The Board believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term shareholder value. The Board believes that the 1996 Plan increases the Company’s ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate and retain talented personnel. Changes in the equity compensation accounting rules, which became effective for us on June 26, 2005, also make it important for us to have greater flexibility under the 1996 Plan. As the new equity compensation accounting rules come into effect, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. In August 2005, the Board approved the 1996 Plan, subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders approve the 1996 Plan, it will replace the current version of the plan. Otherwise, the current version of the plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

The management and the Board of Directors of Maxim believe that the Company is entering a period of growth necessitating significant increases in hiring. In order to achieve Maxim’s long-range plan and maximize stockholder value, management and the board of directors believe it is imperative that the stockholders approve an addition to our employee stock option pool equal to 3.3% of our outstanding shares outstanding at June 25, 2005 (approximately 3.2% of diluted shares). The rationale for this proposal is set forth below.

How Maxim’s Option Program Works

•	Over the last 10 fiscal years ended June 25, 2005, Maxim’s investors have earned an average annual total shareholder return (“TSR”) of 20.0%, significantly higher than Analog Devices (16.2%) and Linear Technology (17.2%), its two primary competitors.

•	On average, Maxim granted options net of cancellations equal to 4.7% of outstanding shares per year over the 10 fiscal years ended June 25, 2005 and reduced this rate to an average of 3.7% over the last three years. During this 10-year time frame, the Company’s stock price increased from $6.38 per share to $38.85 per share, a six-fold increase.

•	While stock options are extremely valuable to employees, a careful analysis indicates that a large increase in option grants does not necessarily have a significant cost to stockholders. In fact, it takes a very small increase in the growth rate in the market value of an enterprise to fully offset the dilutive impact of granting additional options. This can be illustrated in the following example: Assume that for 10 years, Company A makes annual stock option grants equal to 2.5% of its outstanding shares, while during this same period Company B makes annual grants equal to 3.7% of its outstanding shares. If Company A’s market value grows at a compound annual rate of 16.7%, Company B would have to grow its market value at a higher rate than 16.7% in order to compensate Company B’s shareholders for the additional dilution. In this example, the differential in the compound annual growth rate in market value necessary to fully compensate for the added dilution would be only 0.4% per year. This means that Company B would have to grow its market value at 17.1% per year to equal Company A’s stock price at the end of the 10 year period. (Note: The 16.7% rate for Company A was chosen because it corresponds to the average annual TSR generated over the last 10 years by Maxim’s two primary competitors, Analog Devices and Linear.) In this example, an increase in growth rate in market value above the 0.4% required to offset the impact of the 1.2% additional option grants, would provide a “return premium” to the stockholders of Company B. In the last 10 years, Maxim’s return premium was 2.9%, which was more than seven times what was necessary to offset the additional dilution from our option program.

We believe Maxim’s superior average annual TSR of 20.0% for the most recent 10 fiscal years ended June 25, 2005, resulted, in significant measure, from the productivity stimulus associated with our higher option grant rate. Accordingly, the financial benefits to the existing investors from higher appreciation of our stock far outweighed the value transfer resulting from the higher option grants.

•	On average, Maxim granted options net of cancellations and repurchases equal to 1.2% of outstanding shares per year over the five fiscal years ended June 25, 2005. Diluted shares, however, declined 5% primarily due to stock buybacks and a decline in our stock price (from $69.56 per share at June 23, 2000 to $38.85 at June 25, 2005). The decline in our stock price caused a reduction in diluted shares as determined by the Treasury Stock Method of accounting for dilution. This decline in share count demonstrates that employee stock options only dilute stockholders if there is a gain in the stockholders’ ownership value. When the value goes down the dilution is reduced.

Had Maxim generated the same average annual TSR as Analog and Linear (16.7%) for the same 10-year period, Maxim’s investors as a group would have earned $3 billion less on their investment. Maxim believes that it could not have achieved such performance nor outperformed its closest competitors by such a large margin without its option program.

Maxim Employees are Not Over-Compensated

Maxim’s compensation program is heavily tilted toward performance rather than guaranteed cash payments.

•	Salary. We believe that Maxim’s salaries are generally lower than in comparable companies. For example:

Officers. Officers at Maxim earn $200,000 to $500,000 per year in salary. Maxim believes its officers’ annual salaries are lower than industry averages. Despite these low salaries, during the industry downturn, in October 2002 through September 2003, the CEO’s salary was reduced 100% and vice president salaries were reduced 30% in order to maximize profits for our stockholders.

R&D and Engineering. Maxim’s technical people earn lower salaries (on average) than those paid in comparable companies. A representative sample of 20 recent hires in senior engineering showed that these new employees joined Maxim at salaries that were 11% less, on average, than they earned with their previous employers. In order to compete, Maxim must make up this difference. Even though gains for the last four years have not made up the difference, our employees still chose to invest side by side with you, the stockholders, in the belief that our stock will eventually increase in value. A vote against our stock option proposal would be very discouraging to them.

•	Bonus. Maxim pays officer bonuses only upon meeting aggressive individual and company performance goals. Under a plan approved by stockholders, officer bonuses are earned for years in which Maxim delivers year-over-year increases in earnings per share and/or the market price of its stock (one-half for increasing earnings per share and one-half for increasing stock price). Bonuses are fully earned only if Maxim achieves a 30% annual increase in both earnings per share and stock price. Between zero and a 30% increase, bonuses are earned on a sliding scale. (Note: In fiscal 2002, the downturn in the semiconductor industry resulted in officers’ bonuses being zero despite the fact that Maxim earned net income of $259.2 million in that year. This was significantly more than was earned by its closest competitors, Analog Devices and Linear Technology, in the comparable period. In Linear’s comparable fiscal year it earned $197.6 million and paid substantial executive bonuses.)

•	Stock Options. Stock options are granted to employees, first and foremost, to stimulate employee productivity for the purpose of maximizing stockholder value. Options are also used and are quite necessary to make up for the lower salaries Maxim pays. Maxim employees are a self-selected group of entrepreneurs that realize that they can only gain if the stockholders gain much more. Second and third tier companies prey on our employees by making large cash offers. Maxim competes against such offers by offering the potential of stock option gains.

•	Restricted Stock Units and Restricted Stock. The Board believes it is important for us to be in a position to utilize different forms of long-term incentive awards, such as restricted stock units and restricted stock, which will help us recruit, reward, motivate and retain talented personnel. Changes in the equity compensation accounting rules, which became effective for us on June 26, 2005, also make it important for us to have greater flexibility under our stock incentive plan. As the new equity compensation accounting rules come into effect, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. Accordingly, we are seeking to add restricted stock units and restricted stock to our stock incentive plan. This form of equity compensation will only be used on an equivalent value basis to stock options.

When viewed in total—salary, bonus and options—We believe Maxim’s employees are not over-compensated for the risks they take and the extraordinary results they deliver. Maxim believes stock options are the most important part of its compensation mix.

Maxim’s Incentive Plan is Managed for the Best Interests of the Stockholders

•	Maxim only grants employee stock options under plans that have been approved annually by stockholders.

•	Maxim’s stock options have always been granted with an exercise price equal to the fair market value of Maxim’s stock.

•	Maxim has never “re-priced” its stock options.

•	Over 5,600 of our approximate 7,980 employees (including over 99% of salaried employees) hold stock options.

•	On average over the five fiscal years ended June 25, 2005, 86% of Maxim stock options have been granted to employees below the officer level.

•	Over the last five fiscal years, over 22% of stock options have been granted to new employees.

•	55% of stock options are held by our R&D and engineering personnel, who are the lifeblood of the company and the primary drivers of Maxim’s growth.

•	Maxim has been proactive in reducing its rate of stock option grants over the past several years.

•	Over the past five years, Maxim employees have held their options an average of almost seven years before exercising them.

Maxim’s option program is broadly based and is concentrated where it will do the most good for stockholders: on new employees, which are needed for our growth, and on technical personnel, which are the drivers of our growth.

It is Important to our Future Success that 10.8 Million New Shares be Added to our Stock Incentive Plan

•	Because of Maxim’s high growth rate and emphasis on performance compensation in lieu of salary, the Company needs more shares to grant stock options and other equity awards than companies that grow more slowly and rely on a different compensation model.

•	We believe Maxim’s stockholders will prosper from our projected goals for long-term growth and performance. Ship demand for Maxim products is projected to grow from about $1.6 billion in FY 2005 to approximately $6.1 billion in FY 2010, a compound annual growth rate of 30%. (Note: Ship demand is a rough estimate of customer consumption, which Maxim uses as an indicator of revenue potential; it is not a revenue forecast.)

•	Maxim’s management and Board of Directors believe equity incentives are the fuel for its engine of growth. For the last 10 years, the Company’s headcount increased an average of 18% per year. Plan shares approved by stockholders to support this increase in headcount averaged 4.5% (reduced to an average of 3.8% over the past three years) of outstanding shares per year. By adding shares to our plan reserve equal to 3.3% of our outstanding shares this year, our average allocation for fiscal years 2002 through 2006 will have been reduced to 3.7%. We assess our option needs annually; therefore, our request for a 3.3% increase to our plan reserve should not be considered to be a standard in future years.

•	Some of our competitors have adopted option plans without stockholder approval. They are able to grant options using shares that were not approved by their stockholders. I urge you not to compare Maxim unfavorably to companies who have circumvented stockholder approval.

The importance of employee ownership.

The success of our long range business plan depends upon our ability to recruit and retain premier talent, and our stock option plan is a key part of this effort. Historically, Maxim has relied heavily on stock options to compensate its employees. Despite that, in the last five years the company’s total diluted share count has declined by 5% due to stock repurchases and a decline in our stock price. Under the Treasury Stock Method of accounting, the decline in our stock price caused a reduction in diluted shares. The Treasury Stock Method accounts for the fact that an employee stock option is a “gain-sharing” instrument in which stockholders share their stock gains (stock appreciation) with employees. If there is a gain, the employees profit, and the stockholders’ ownership is diluted. The cost of this dilution is basically equal to the employees’ profit. If the gain is reversed, that is the stock price goes down—the employee profit is reversed and so is the stockholder dilution. Thus, the employees can only gain if the stockholders gain. This is the most compelling rationale for the use of employee stock options as an incentive compensation device. If there is no gain to stockholders, there is no dilution.

We believe that our ability to grow our cash position significantly while simultaneously reducing dilution is a testimony to Maxim’s outstanding people and their dedicated efforts on behalf of stockholders. Employee ownership is an intrinsic part of our corporate culture. It has been pivotal in our past successes and will be equally crucial going forward. We appreciate our stockholders’ past support of our equity compensation program and request their affirmative vote on this year’s stock incentive plan.

We ask for your support

One size does not fit all, and Maxim should not be held to the same standard when it comes to determining the proper size of its share reserve under its option plan as companies that rely more on salary for compensation and that do not grow stockholder value as rapidly.

Maxim is a unique company that, since going public 17 years ago, has been one of the best performers for its stockholders of any company in the world. It has achieved that distinction by recruiting and retaining highly talented and driven people. These people are motivated more by the opportunity to build something great and to share in the wealth created in the process than by annual salary. Maxim believes that the best way to motivate our superior employees is to make them owners. This partnership has produced outstanding results, in which the whole has proven to be significantly greater than the sum of the parts. Accordingly, Maxim’s stockholders have fared extraordinarily well—much better, we believe, than if we had paid higher salaries but granted fewer stock options. There is powerful evidence of this in the comparison of our performance to our peer group of competitors. Given the results we have achieved to date and the opportunity that lies ahead, we ask that you not gamble on the future of your Company by changing our well-tested formula for success.

Since the 1996 Plan was adopted in August 1996, the number of shares that have been available for issuance (after adjustments to give effect to the 2 for 1 stock splits in December 1997 and 1999), is as follows: on adoption, 14,000,000 shares which was increased to 29,000,000 shares in 1997, to 44,000,000 shares in 1998, to 56,000,000 shares in 1999, to 68,000,000 shares in 2000, to 81,200,000 shares in 2001, to 95,200,000 shares in 2002, to 104,600,000 shares in 2003, to 117,600,000 shares in 2004; and to 128,400,000 shares in 2005 (including the Increase).

The principal uses for the Increase are to provide for awards under the 1996 Plan for recruiting employees by offering a means by which their creativity and dedicated efforts will allow them to participate in increased stockholder value; and for grants to existing employees generally for periods vesting beyond 2009, by adding awards at the end of an employee’s current vesting period. The Board believes that the attraction, retention and motivation of highly qualified personnel are essential to the Company’s continued growth and success and that incentive plans, such as the 1996 Plan, are necessary for the Company to remain competitive in its compensation practices.

Changes being made to the 1996 Plan

The following is a summary of changes being made to the 1996 Plan:

•	The stockholders are being asked to approve an increase to the number of shares of Common Stock authorized for issuance under the 1996 Plan from 117,600,000 shares to 128,400,000 shares, an increase of 10,800,000 shares.

•	The 1996 Plan currently allows for the grant of stock options. In addition to awards of stock options, the 1996 Plan would permit the award of restricted stock units and shares of restricted stock, which are commonly known as “full value awards.”

•

The Company believes that full value awards can be an important and effective part of an equity compensation strategy consistent with best practices and can help limit stockholder dilution related to the Company’s equity compensation program. However, the Company recognizes that the issuance of full value awards can potentially be more costly to its stockholders than stock options. Accordingly, any shares subject to an award with an exercise or purchase price less than fair market value on the date of grant (e.g., shares subject to restricted stock and restricted stock units) will be counted against the 1996 Plan’s share reserve as two shares for every one share subject to such award. Correspondingly, to the extent that a share that counted as two shares against the 1996 Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the 1996 Plan (e.g., upon award termination or share repurchase), the 1996 Plan will be credited with two shares that will thereafter be available for future issuance under the 1996 Plan.

•	The 1996 Plan has also been amended to add specific performance criteria that the administrator may use to establish performance objectives upon achievement of which will allow certain awards to vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Code.

•	The maximum term of stock options granted to directors is being increased from 5 years to 10 years.

•	The term of the 1996 Plan is being extended through 2015, subject to the Board’s ability to terminate the 1996 Plan earlier.

The 1996 Plan does not differ from the current version of the plan in any other material respect.

The Company believes strongly that the approval of the 1996 Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the amended and restated Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the 1996 Plan.

Amended Plan Benefits

As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options or full value awards subject to stockholder approval of the proposed amendment. In addition, no executive officer or employee of the Company has been granted any rights to purchase stock pursuant to the ESP Plan subject to stockholder approval of the proposed amendment and restatement of the 1996 Plan. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the 1996 Plan amendment are not determinable at this time.

The material features of the 1996 Plan are as follows:

The following paragraphs provide a summary of the principal features of the 1996 Plan and its operation. The following summary is qualified in its entirety by reference to the 1996 Plan as set forth in Appendix A. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 1996 Plan.

Purpose. The purpose of the 1996 Plan is to increase stockholder value, which is accomplished largely as a result of the Company’s successful, on-going stock option program. The Company believes that Maxim’s long-term commitment to employee ownership of Maxim stock has significantly contributed both to successful recruiting and to limiting turnover among employees. The Company also strongly believes that the employee ownership of Maxim is largely responsible for Maxim’s success.

Types of Awards. The 1996 Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) restricted stock units, and (iii) restricted stock, which are hereinafter referred to individually as an “Award.” Those who will be eligible for Awards under the 1996 Plan include employees, directors and consultants who provide services to the Company and its parent and subsidiary companies.

Number of Shares of Common Stock Available Under the 1996 Plan. If stockholders approve Proposal 3, a total of 128,400,00 shares of the Company’s Common Stock will be reserved for issuance under the 1996 Plan. The 1996 Plan replaced the Company’s 1987 Supplemental Stock Option Plan and the Company’s 1987 Employee Stock Participation Plan, which both expired on June 1, 1997, and the Company’s Incentive Stock Option Plan, which expired on August 12, 2002. Any shares or options returned to the expired option plans will increase the number of shares available for issuance under the 1996 Plan. In addition, any shares or options reserved but not issued under the Dallas Semiconductor Corporation 1987 Stock Option Plan and the Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan as of the date of stockholder approval of the 1996 Plan and any shares returned to such plans as a result of termination of options or repurchase of shares will increase the number of shares available for issuance under the 1996 Plan. Any shares subject to awards of restricted stock units and restricted stock granted with an exercise price less than the fair market value on the date of grant will be counted against the share reserve as two (2) shares for every one (1) share subject to such award. Further, to the extent that a share that was subject to an award that counted as two shares against the 1996 Plan reserve pursuant to the preceding sentence is recycled back into the 1996 Plan, the 1996 Plan will be credited with two shares that will thereafter be available for issuance under the 1996 Plan. At June 25, 2005, 3,177,342 shares remained available for options to be granted in the future. The closing price of the Company’s Common Stock on the Nasdaq National Market on June 25, 2005 was $38.85.

If we experience a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our shares, or any other change or increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the 1996 Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

The Common Stock covered by the 1996 Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under the 1996 Plan without the issuance of shares or payment of cash thereunder, or if shares are issued under any option under the 1996 Plan and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, or if any unissued shares are retained by the Company upon exercise of an option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such Option, or pursuant to the payment of the purchase price of shares under options by delivery of other Common Stock of the Company, the shares subject to or reserved for such option, or so retained or reacquired, may again be used for new awards under the 1996 Plan.

Administration. The 1996 Plan provides that the grant of Awards and other determinations under the 1996 Plan shall be made by (i) the Board or (ii) a Committee designated by the Board (the “Administrator”) which, in case of grants of Awards to employees who are officers of the Company, is constituted in a manner to permit the grants and related transactions under the 1996 Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Exchange Act and which, in the case of grants to “covered employees,” is intended to constitute “performance-based compensation,” is made up solely of two or more “outside directors” as such terms are defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Administrator has the authority to select employees, directors and consultants to whom Awards may be granted; to determine the number of shares to be covered by each Award; and to determine the terms and conditions of any Award granted under the 1996 Plan.

Performance Based Compensation. Section 162(m) of the Code limits to $1 million annually the deduction a public corporation may claim for compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers, except in limited circumstances. One such exception is for “performance-based compensation,” which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only (1) if the goals are determined by a compensation committee of the Board comprised of two or more outside directors, (2) the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied, and (4) setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options. The 1996 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

The 1996 Plan limits the number of shares with respect to which incentive stock options and non-qualified stock options may be granted in any one fiscal year of the Company to any one participant to 4,000,000 shares and limits the number of shares with respect to which restricted stock units and restricted stock may be granted in any fiscal year of the Company to any one participant to 2,000,000 shares

Eligibility. Selected employees, directors, service providers, advisors and independent contractors of the Company and any parent or subsidiaries will be eligible to receive Awards under the 1996 Plan. Awards may be granted to eligible persons residing in foreign jurisdictions under additional terms and conditions to accommodate local laws and to provide such eligible persons favorable treatment under local laws, provided that no such terms are inconsistent with the 1996 Plan.

Duration. The 1996 Plan will continue in effect until August 11, 2015, unless terminated earlier by the Board. No Award may be granted more than ten (10) years after the date of adoption of the 1996 Plan by the Board.

Corporate Transactions/Changes in Control/Subsidiary Dispositions. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated or at the time of an actual corporate transaction, change in control or subsidiary disposition and exercisable at the time of the grant of an Award under the 1996 Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the 1996 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, change in control or subsidiary disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous status as an employee or service of the participant within a specified period following the effective date of the change in control or subsidiary disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a change in control or subsidiary disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a corporate transaction, all outstanding Awards under the 1996 Plan shall terminate unless assumed by the successor company or its parent.

Options. The 1996 Plan provides that the purchase price of any stock option shall be at least 100% of the fair market value of the Common Stock at the time the option is granted. The Administrator may provide for the payment of the purchase price in cash, by delivery of other Common Stock of the Company having a market value equal to the purchase price of such shares, or by any other method, such as delivery of promissory notes to the extent permitted by law, including by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds to pay the purchase price.

The Administrator may permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with the exercise of an option, by having the Company withhold shares or by delivering shares received in connection with the option or previously acquired, having a fair market value approximating the amount to be withheld.

The maximum term of any option will be ten years from the date it is granted, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five (5) years. Options are generally exercisable for a period of 90 days after termination or retirement, 365 days after termination due to disability or 547 days after termination due to death.

Restricted Stock Units. Assuming the stockholders approve this Proposal 2, the Administrator will be able to grant Awards of restricted stock units. Awards of restricted stock units are dollar value equivalent of shares that vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, a participant is entitled to the payout specified in the Award agreement. The Administrator may pay earned restricted stock units in cash, shares or a combination of both. Awards of restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Plan and/or cash awards made outside of the 1996 Plan. The Administrator will determine the number of units granted pursuant to an Award of restricted stock units, but no participant will be granted more than 2,000,000 units during any fiscal year.

Restricted Stock. Assuming the stockholders approve this Proposal 2, the Administrator will be able to grant Awards of restricted stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Plan and/or cash awards made outside of the 1996 Plan. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 2,000,000 shares of common stock during any fiscal year.

Performance Goals. As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; free cash flow, free cash flow per Share, market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; share price; or total return to stockholders. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Amendments and Discontinuance. The 1996 Plan is subject to amendment or termination by the Administrator without stockholder approval as deemed in the best interests of the Company. However, no such amendment shall, without the consent of the holder, reduce the amount of any Award or adversely change the terms and conditions thereof.

The terms and conditions applicable to any Awards granted and outstanding may at any time be amended or modified in any lawful way or canceled by mutual agreement between the Administrator and the participant, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under the 1996 Plan and subject to the provisions regarding “repricing” described below.

“Repricing” Options. The Administrator does not have the authority to “reprice” any outstanding option. For these purposes, to “reprice” an outstanding option means to amend any outstanding option to reduce the exercise price.

Number of Awards Granted to Employees, Consultants, and Directors. The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. To date, only stock options have been granted under the 1996 Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the 1996 Plan during the fiscal year ended June 25, 2005 and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price
John F. Gifford	800,000	$42.40
Fred G. Beck	—	—
Tunc Doluca	300,000	$41.90
Richard. C. Hood	100,000	$42.40
Pirooz Parvarandeh	350,000	$41.76
All executive officers, as a group	2,645,000	$42.08
All directors who are not executive officers, as a group	132,000	$41.12
All employees who are not executive officers, as a group	12,216,886	$40.12

Federal Income Tax Consequences. Non-qualified Stock Options. Under existing law and regulations, the grant of non-qualified stock options with an exercise price equal to the fair market value of the underlying stock on the date of grant will not result in income taxable to the employee or provide a deduction to the Company. However, the exercise of such a non-qualified stock option results in taxable income to the holder and may be subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the difference between the fair market value of the shares purchased and the exercise price. Any gain or loss on the optionee’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Incentive Stock Options. An optionee recognizes no income when an incentive stock option is granted or exercised. However, the difference between the fair market value of the shares on the date of exercise and the option price is classified as an item of adjustment in the year of exercise for purposes of the optionee’s alternative minimum tax (as discussed below).

If the optionee holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from the date of receipt of the optioned stock, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to the Company. If both holding period requirements are not satisfied, the employee will recognize ordinary income at the time of such “disqualifying disposition” equal to the lesser of (i) the gain realized on the disposition, or (ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disqualifying disposition not reflected above would be long-term or short-term capital gain, depending on whether the shares are held for more than one year following exercise. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the option price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the optionee must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income at the time an Award of restricted stock and restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award of restricted stock in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted. The Company generally will be entitled to a tax deduction in connection with an Award under the 1996 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the 1996 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated other executive officers. In general under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these executives is deductible only to the extent that it does not exceed $1,000,000. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 under the 1996 Plan if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1996 Plan, setting limits on the number of Awards that any individual may receive, and, for Awards other than certain types of stock options, establishing performance criteria that must be met before the Award actually vests or is paid. The 1996 Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with those Awards.

The foregoing discussion of the federal income tax aspects of Awards under the 1996 Plan is based upon federal income tax laws in effect on the date of this Proxy Statement. The foregoing discussion is not a complete description of the federal income tax aspects of options under the 1996 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any options. Participants in the 1996 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF AMENDMENT TO THE COMPANY’S 1987 EMPLOYEE STOCK PARTICIPATION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES

In August 2005, the Company’s Board amended the Company’s 1987 Employee Stock Participation Plan (the “ESP Plan”) to increase the number of shares of Common Stock issuable under the ESP Plan by 1,500,000 shares (the “ESP Plan Increase”) from 16,551,567 shares to 18,051,567 shares. The Company’s stockholders are being asked to ratify and approve the amended ESP Plan.

Ratification and approval of the amended ESP Plan requires the approval of a majority of the shares represented in person or by proxy and voting at the Special Meeting.

A general description of the principal terms of the ESP Plan and the ESP Increase approved by the Board and the purpose of such ESP Increase is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 3.

The Board recommends a vote FOR this proposal.

The Company has determined that substantial equity participation for employees is critically important to creating an organization in which employees will remain employed for long periods of time, and the ESP Plan is designed to contribute toward this goal.

The ESP Increase will be available for the ESP Plan to offer incentive to eligible employees to contribute to increases in stock values. The Board believes that the attraction, retention and motivation of highly qualified personnel are essential to the Company’s continued growth and success and that incentive plans, such as the ESP Plan, are necessary for the Company to remain competitive in its compensation practices.

As of June 25, 2005, 14,593,424 shares of Common Stock had been sold pursuant to the ESP Plan at a weighted average price of $3.72 per share, with 1,958,143 shares available for future issuance under the ESP Plan.

Amended Plan Benefits. As of the date of this Proxy Statement, no executive officer, employee or director, and no associate of any executive officer or director, has been granted any options subject to stockholder approval of the proposed ESP Plan increase. In addition, no executive officer or employee of the Company has been granted any rights to purchase stock subject to the ESP Plan increase before stockholder approval has been obtained. The benefits to be received by the Company’s directors, executive officers and employees pursuant to the ESP Plan amendment are not determinable at this time.

The material features of the ESP Plan are as follows:

Under the ESP Plan, any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company on the first day of each Purchase Period (as defined below) is eligible to participate, provided such employee has been in the continuous employ of the Company for a specified period preceding the first day of the purchase period as determined by the Board. Employees of an affiliate of the Company designated by the Board are eligible to participate in the ESP Plan, provided they meet the same employment requirements.

Notwithstanding the foregoing, no employee shall be eligible for the grant of any rights under the ESP Plan if, immediately after such grant, that employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate (including any stock which such employee may purchase under all outstanding rights and options), nor can any employee be granted rights under the ESP Plan that would permit that employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all Employee Stock Participation Plans of the Company and its affiliates as defined in Section 423 of the Code in any calendar year.

The following summary of certain provisions of the ESP Plan is qualified in its entirety by reference to the ESP Plan, as amended, a copy of which is attached as Appendix B to this Proxy Statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the ESP Plan.

The Board has the power from time to time to grant or provide for the grant of rights to purchase stock of the Company under the ESP Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board deems appropriate, except that each Offering must include the substance of the required provisions of the ESP Plan, which are described below. The provisions of separate Offerings need not be identical. Each Offering can be no longer than 27 months (the “Purchase Period”). Future offerings are expected to be of approximately 24 months’ duration.

Participation. An eligible employee becomes a participant in an Offering by delivering an agreement to the Company, within the time specified in each Offering, authorizing payroll deductions of up to a maximum percentage of his or her compensation (as defined in the ESP Plan) during the Purchase Period with such maximum percentage determined by the Board. All payroll deductions made for a participant are credited to his or her account under the ESP Plan and are deposited with the general funds of the Company. If specifically allowed pursuant to the terms of the Offering, a participant may make direct payments into his or her account to the extent such participant has not had the maximum amount withheld during the Purchase Period. The purchase price of the shares is accumulated by payroll deductions (or direct payments) over the Purchase Period. At any time during the Purchase Period, a participant may terminate his or her payroll deductions, but a participant may increase, reduce or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering.

Number of Shares in an Offering. In connection with each Offering, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such Offering by all participants. If the aggregate number of shares purchased upon exercise of rights granted in the Offering would exceed the maximum aggregate number, the Board will make a pro rata allocation of the shares available in as nearly a uniform manner as practicable and as it shall deem to be equitable. Unless the employee’s right to purchase shares will be exercised automatically on a date or dates specified in each Offering (an “Exercise Date”) at the applicable price, it is expected that Exercise Dates will occur on the last trading day of each calendar quarter of each calendar year within a Purchase Period.

Purchase of Stock. On each Exercise Date, the balance in each participant’s account will be applied to the purchase of whole shares of stock of the Company. No fractional shares shall be issued upon the exercise of rights granted under the ESP Plan. The amount remaining in each participant’s account after the purchase of shares that is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the ESP Plan, unless such participant withdraws from the next Offering or is no longer eligible to be granted rights under the ESP Plan, in which case such amount is distributed to the participant after the Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares that is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering is distributed in full to the participant after such Exercise Date, without interest.

Purchase Price. The purchase price per share of stock acquired pursuant to the ESP Plan will not be less than the lesser of: (i) an amount equal to 85% of the fair market value of a share of Common Stock on the Offering Date; or (ii) an amount equal to 85% of the fair market value of a share of Common Stock on the Exercise Date.

Withdrawal. While each participant in the ESP Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Offering. Such withdrawal may be elected at any time prior to the end of the applicable Purchase Period. Upon any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions (reduced for prior purchases) without interest, and such employee’s interest in the Offering will be automatically terminated. The employee is not entitled to participate again in that Offering. An employee’s withdrawal from an Offering will not have any effect upon that employee’s eligibility to participate in subsequent Offerings under the ESP Plan, but such employee is required to submit a new participation agreement.

Termination of Employment. Rights granted pursuant to any Offering under the ESP Plan shall terminate immediately upon cessation of an employee’s employment for any reason, and the Company shall distribute to such employee all of his or her accumulated payroll deductions (reduced for prior purchases), without interest.

No transferability. Rights granted under the ESP Plan are not transferable and can only be exercised by the person to whom such rights are granted.

Adjustments upon Changes in Stock. If any change is made in the stock subject to the ESP Plan or subject to any rights granted under the ESP Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the ESP Plan and outstanding rights granted pursuant to the ESP Plan will be appropriately adjusted in the class(as) and the maximum number of shares subject to the ESP Plan and the class(as) and the number of shares and price per share of stock subject to outstanding rights under the ESP Plan.

In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, pursuant to the Employee Stock Plans, at the sole discretion of the Board, any surviving corporation shall assume outstanding rights or shall substitute similar rights for those under the ESP Plan, such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event. In the event the Board determines that outstanding rights shall be exercised immediately prior to such event (the “new Exercise Date”), the Board in lieu of such exercises may determine to pay to the participant on such new Exercise Date an amount in cash, cash equivalents, or property as determined by the Board that is equal to the difference in the fair market value of the shares subject to the right and the purchase price due had the participant’s right been exercised on the new Exercise Date.

Amendment, Suspension and Termination of the ESP Plan. The Board may at any time and for any reason amend, suspend or terminate the ESP Plan. Any one or more Offerings may be terminated or suspended by the Board on any Exercise Date or by the Board establishing a new Exercise Date with respect to any Offering then in progress if the Board determines that the termination or suspension of the ESP Plan or such one or more Offerings is in the best interests of the Company and its stockholders.

Federal Income Tax Consequences. The following summarizes only the federal income tax consequences of participation under the ESP Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the ESP Plan is strongly urged to consult with his or her tax advisor regarding participation in the ESP Plan.

The ESP Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Amounts deducted from a participant’s pay under the ESP Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax, the amount of which will depend upon the participant’s holding period. If the participant disposes of his or her shares more than two years after the date of option grant and more than one year after the purchase of the shares, the lesser of (1) 15% of the fair market value of the shares on the date the option was granted or (2) the excess (or zero if there is no excess) of the fair market value of the shares on the date of the disposition of the shares over the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the participant disposes of the shares before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

There currently is no income tax withholding required upon the purchase or disposition of the shares by a participant. However, in the future, a participant may be subject to employment tax withholding (e.g., Social Security and Medicare) at the time of purchase.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase. The Company is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to the Company. In the future, the Company may be required to withhold (from a participant’s salary) the amount due as taxes on such ordinary income.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 25, 2005 and the option agreements assumed by the Company pursuant to the terms of the Dallas acquisition.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	99,039,093	(1)	$34.53	5,135,485	(2)
Equity compensation plans not approved by security holders(3)	2,848,209		$33.66	0
Total	101,887,302		$34.51	5,135,485

(1)	Represents common stock issuable upon the exercise of options granted under the Company’s existing stockholder approved equity compensation plans. Excludes purchase rights accruing under the ESP Plan because the number of shares and weighted average exercise price cannot be determined. Under the ESP Plan, each eligible employee may purchase shares of common stock with accumulated payroll deductions (in an amount not to exceed a percentage determined by the Board of the employee’s eligible compensation, or more than $25,000) on March 31, June 30, October 31 and December 31 each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of our common stock on the employee’s entry date into the offering period in which that quarterly purchase date occurs or (ii) the closing selling price per share on the quarterly purchase date.

(2)	Includes 3,177,342 shares of common stock available for issuance under the 1996 Plan; and (ii) 1,958,143 shares of common stock available for issuance under the Company’s ESP Plan.
(3)	Represents shares of the Company’s Common Stock issuable pursuant to option agreements assumed pursuant to the Dallas Acquisition. The option agreements were originally issued by Dallas under the Dallas Semiconductor 1984 Stock Option Plan, the Dallas Semiconductor Corporation 1987 Stock Option Plan and the Dallas Semiconductor 1993 Officer and Director Stock Option Plan (collectively, the “Dallas Plans”).

Pursuant to the Dallas Acquisition, the Company assumed the option agreements then outstanding under Dallas Plans (the “Assumed Options”). The Assumed Options are governed by the terms of the respective Dallas Plan under which they were originally issued and no further options will be issued under the Dallas Plans. Options governed by the terms of the Dallas Plans generally are nontransferable and expire no later than ten years from date of grant. Options generally are exercisable upon grant. Shares of common stock issuable and/or exercised under the Dallas Plans vest based upon years of service, generally four years. Upon termination of a participant’s employment, the Company reserves the right to repurchase the nonvested portion of the stock held by the employee, at the original option price. The Dallas Plans were duly approved by the stockholders of Dallas prior to the Dallas Acquisition.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, following the recommendation of the Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending June 24, 2006 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending June 24, 2006. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, the Company will reconsider its selection of auditors. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change in Accountants during Fiscal Year 2005

Effective February 4, 2005, the Audit Committee unanimously approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Ernst & Young LLP had been the Company’s independent registered public accounting firm since 1989. The Audit Committee believes it to be good corporate governance to change auditors after a substantial length of time with the same accounting firm. Prior to February 4, 2005, Deloitte & Touche LLP had not performed accounting or tax services for the Company.

Ernst & Young LLP’s reports on the financial statements of the Company for fiscal years 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended June 28, 2003 and June 26, 2004, respectively, and the subsequent interim period through February 4, 2005, which was the date of dismissal of Ernst & Young LLP, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report (see Ernst & Young LLP’s letter dated February 8, 2005 addressed to the Securities Exchange Commission, which was filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on February 9, 2005). During the Company’s two most recent fiscal years and the subsequent interim period though February 4, 2005, neither the Company nor anyone on its behalf consulted with Deloitte & Touche LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event, as those terms are defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 25, 2005 and fees billed for other services rendered by Deloitte & Touche LLP during fiscal year 2005. All fees set forth below are exclusive of any value-added tax (VAT) or GST.

Fiscal 2005
Audit Fees(1)	$1,074,735
Audit-Related Fees(2)	0
Tax Fees(3)	0
All Other Fees(4)	0

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under “Audit Fees.” There were no Audit-Related Fees incurred in fiscal year 2005.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and federal, state and international tax planning. These services include assistance regarding federal, state and international tax compliance and tax planning. There were no Tax Fees incurred in fiscal year 2005.
(4)	All Other Fees consist of fees for products and services other than the services reported above. There were no All Other Fees incurred in fiscal year 2005.

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended June 26, 2004 and June 28, 2003 and fees billed for other services rendered by Ernst & Young LLP during those periods, as well as the fees billed for professional services for the review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first and second quarters of fiscal year 2005. All fees set forth below are exclusive of any value-added tax (VAT) or GST.

	Fiscal 2005(2)	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$102,862	$552,085	$497,478
Audit-Related Fees(3)	1,642	0	0
Tax Fees(4)	62,339	172,146	264,847
All Other Fees(5)	0	0	0

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings.
(2)	Fees billed during fiscal year 2005 were for professional services in connection with (a) the review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first and second quarters of fiscal year 2005, (b) attestation as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (c) the audit of the Company’s financial statements for fiscal year 2005.
(3)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under “Audit Fees.” There were no Audit-Related Fees incurred in fiscal years 2004 and 2003.
(4)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and federal, state and international tax planning. These services include assistance regarding federal, state and international tax compliance and tax planning. There were no Tax Fees incurred in fiscal year 2005.
(5)	All Other Fees consist of fees for products and services other than the services reported above. There were no All Other Fees incurred in fiscal years 2005, 2004 or 2003.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approval for particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

Stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Company is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting.

The Board and the Audit Committee recommend a vote FOR this proposal.

OTHER MATTERS

The Board knows of no other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS—2006 ANNUAL MEETING

Requirements under Rule 14a-8 for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Pursuant to Rules 14a-5(e)(1) and 14a-8(e)(2) of the Exchange Act, a stockholder proposal will only be considered for inclusion in the Company’s proxy materials for the 2006 Annual Meeting if the Company receives such stockholder proposal no later than June 12, 2006.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Pursuant to Rules 14a-5(e)(2) and 14a-4(c)(1) of the Exchange Act, a stockholder proposal will only be considered timely brought before an annual meeting if the Company receives notice of such stockholder proposal no later than August 25, 2006. If a stockholder intends to present a proposal at the 2006 Annual Meeting that is submitted outside the requirements of Rule 14a-8 of the Exchange Act, and does not notify the Company of such proposal on or before August 25, 2006, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2006 Annual Meeting of Stockholders.

/s/ John F. Gifford

John F. Gifford

President, Chief Executive Officer and

Chairman of the Board

October 11, 2005

THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

MAXIM INTEGRATED PRODUCTS, INC.

1996 STOCK INCENTIVE PLAN

Adopted August 16, 1996

Approved by Stockholders November 14, 1996

As further amended by the Board of Directors on April 16, 1997 and May 15, 1997

Approved by Stockholders November 13, 1997

As further amended by the Board of Directors on March 10, 1998,

May 14, 1998, and August 13, 1998

Approved by Stockholders November 19, 1998

As further amended by the Board of Directors on August 12, 1999

Approved by Stockholders November 18, 1999

As further amended by the Board of Directors on June 8, 2000, and August 17, 2000

Approved by Stockholders November 16, 2000

As further amended by the Board of Directors on August 23, 2001

Approved by Stockholders November 15, 2001

As further amended by the Board of Directors on August 29, 2002 and September 10, 2002

Approved by Stockholders on November 14, 2002

As further amended by the Board of Directors on August 21, 2003

Approved by Stockholders on November 13, 2003

As further amended by the Board of Directors on July 23, 2004

Approved by Stockholders on September 17, 2004

As further amended and restated by the Board of Directors on August 11, 2005 and August 22, 2005

1. Purposes of the Plan. The purposes of this 1996 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock and Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Maxim Integrated Products, Inc., a Delaware corporation.

(l) “Consultant” means any person who is a consultant, advisor, independent contractor, vendor, customer or other person having a past, current or prospective business relationship with the Company or any Parent or Subsidiary.

(m) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(n) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(o) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with complete liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(p) “Covered Employee” means any person who is a “covered employee” under Section 162(m)(3) of the Code.

(q) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as Performance-Based Compensation.

(r) “Director” means a member of the Board.

(s) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value of a share of Common Stock shall be (A) the closing sale price of the Common Stock for the last market trading day prior to the date of the determination or on the date of the determination, as determined by the Administrator at the time of the determination (or, if no sales were reported on either such date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the closing price of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such price was reported on that date, on the last date on which such price was reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Performance Goals” has the meaning given to it in Section 11.

(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 1996 Stock Incentive Plan.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to this Plan is 128,400,000 Shares plus the number of Shares or options returned to the Company’s Incentive Stock Option Plan, 1987 Employee Stock Participation Plan, and 1987 Supplemental Stock Option Plan as a result of termination of options or repurchase of Shares issued under such plans, and (ii) such number of Shares which have been reserved but not issued under the Dallas Semiconductor Corporation 1987 Stock Option Plan (the “Dallas 1987 Plan”) as of the date of stockholder approval of this Plan, and any Shares returned to the Dallas 1987 Plan as a result of termination of options or repurchase of Shares issued under such plan, (iii) such number of Shares which have been reserved but not issued under the Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan (the “Dallas 1993 Plan”) as of the date of stockholder approval of this Plan, and any Shares returned to the Dallas 1993 Plan as a result of termination of options or repurchase of Shares issued under such plan.

(b) Full Value Awards. Any Shares subject to Options will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with two Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock and Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to determine the Fair Market Value;

(v) to approve forms of Award Agreement for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) to modify or amend the terms of any outstanding Award granted under the Plan in any lawful way, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that any provision of the Plan to the contrary notwithstanding, the Administrator shall not have the authority to reprice any outstanding Option, it being understood that “reprice” shall mean to amend any outstanding Option to reduce the exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have key employees or non-employee directors, the Administrator, in its discretion, shall have the power and authority to (A) determine which (if any) Employees, Directors, and/or Consultants rendering services or employed outside the U.S. are eligible to participate in the Plan or to receive any type of Award hereunder; (B) determine which non-U.S.-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (C) modify the terms and conditions of any Awards made to such Employees, Directors, and/or Consultants, or with respect to such non-U.S.-based Affiliates or operations; and (D) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Administrator to comply with Applicable Laws of the non-U.S. jurisdiction. The Committee shall not, however, have the power or authority to amend the Plan with respect to the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 3(a), increase the Award limits as set forth in Sections 6, 7 and 8; or lengthen the term of an Option set forth in Section 6(d); and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors and Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Options.

(a) Designation of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, will be treated as Non-Qualified Stock Options. For the purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted.

(b) Conditions of Option. Subject to the terms of the Plan, the Administrator will determine the provisions, terms and conditions of each Option including, but not limited to, the Option vesting schedule, form of payment upon exercise of the Option and satisfaction of any performance criteria.

(c) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any individual in any Fiscal Year shall be 4,000,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 13. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an individual, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the individual. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(d) Term of Option. The Administrator will determine the term of each Option in its sole discretion, provided the term of an Option will not be more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price, Consideration and Taxes.

(i) Exercise Price. The exercise price for an Option shall be as follows:

(A) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(B) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) Notwithstanding the foregoing, the Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A) cash;

(B) check;

(C) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(D) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(E) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

(F) any combination of the foregoing methods of payment.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.

(A) Any Option granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(B) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 13, below.

(ii) Exercise of Option Following Termination of Employment, Director or Consulting Relationship.

(A) An Option may not be exercised after the termination date of such Option set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the Award Agreement). Options shall be exercisable for a period of ninety (90) days following termination generally, and for a period of five hundred forty-seven (547) days following termination due to death of the Grantee or three hundred sixty-five (365) days following termination due to the disability of the Grantee (or, in each case, such other period of time as is determined by the Administrator, which such determination in the case of an Incentive Stock Option shall be made at the time of grant of the Option). Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Grantee does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(B) All Options shall terminate to the extent not exercised on the last day of the period specified in paragraph (A) above or the last day of the original term of the Option, whichever occurs first.

(C) Any Option designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(iii) Exercise of Option Following Termination of Employment, Director or Consulting Relationship. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant with the Company for any reason other than disability or death (but not in the event of an Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only within ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. If the Grantee should die within ninety (90) days after the date of such termination, the Grantee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option to the extent that the Grantee was entitled to exercise it at the date of such termination within five hundred forty-seven (547) days of the Grantee’s date of death, but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified

Stock Option on the ninety-first (91st) day following such change of status. Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(iv) Disability of Grantee. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant as a result of his or her disability, Grantee may, but only within three hundred sixty-five (365) days from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(v) Death of Grantee. In the event of the death of a Grantee, the Option may be exercised at any time within five hundred forty-seven (547) days following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan unless otherwise determined by the Administrator. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Grantee will receive more than an aggregate of 2,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated, or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Grantee begins providing services to the Company or any of its Affiliates), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria, provided the period for measuring such performance will cover at least twelve (12) months. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided by the Administrator. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year, no Grantee will receive more than an aggregate of 2,000,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Grantee; provided, however, that Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date a Grantee begins providing services to the Company or any of its Affiliates), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria, provided the period for measuring such performance will cover at least twelve (12) months. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Grantee will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Grantee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

11. Performance Goals. Awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; free cash flow, free cash flow per Share, market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; Share price; or total return to stockholders. The Performance Goals for a Grantee will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Grantee to Grantee and from Award to Award. Prior to the Determination Date, the Administrator will determine whether to make any adjustments to the calculation of any Performance Goal with respect to any Grantee for any significant or extraordinary events affecting the Company and both before and after taking into account equity based compensation charges. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

14. Corporate Transactions/Changes in Control/Subsidiary Dispositions.

(a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Subsidiary Disposition or at the time of an actual Corporate Transaction, Change in Control or Subsidiary Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee within a specified period following the effective date of the Change in Control or Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

(b) The portion of any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

15. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Grantee’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Company will have no obligation to permit exercise of an Award or to issue any Shares or cash pursuant to an Award, unless and until either the exercise of the Award or the issuance of Shares or cash pursuant thereto is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, issuance, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company will have no liability to any Grantee or transferee for exercising the foregoing right not to permit exercise or issue or deliver Shares or cash.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Grantee with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. Date of an Award. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination will be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 20 of the Plan, the amendment and restatement of the Plan shall become effective upon its adoption by the Board on August 11, 2005. It shall thereafter continue in effect for a term of ten (10) years, unless terminated earlier under Section 18 of the Plan.

18. Amendment, Suspension or Termination of the Plan.

(a) The Administrator may at any time amend, suspend or terminate the Plan. To the extent required to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

19. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Stockholder Approval. The Plan, as amended and restated on August 11, 2005, will be subject to approval by the stockholders of the Company within twelve (12) months after such date. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

21. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

Appendix B

MAXIM INTEGRATED PRODUCTS, INC.

1987 EMPLOYEE STOCK PARTICIPATION PLAN

Adopted August 26, 1987

Approved by Shareholders on October 19, 1987

Amended January 29 and August 23, 1988

Approved by Stockholders on October 26, 1988

Amended August 24, 1989

Approved by Stockholders on November 3, 1989

Amended August 9, 1990

Approved by Stockholders on October 26, 1990

Amended May 8, 1991

Approved by Stockholders on November 7, 1991

Amended August 13, 1992

Approved by Stockholders on November 5, 1992

Amended August 25, 1993

Approved by Stockholders on November 5, 1993

Amended February 17, 1994, March 23, 1994,

April 21, 1994, and May 12, 1994

Approved by Stockholders on November 10, 1994

Amended November 10, 1994

Amended August 10, 1995

Approved by Stockholders on November 16, 1995

Amended August 16, 1996

Approved by Stockholders on November 14, 1996

Amended April 16, 1997 and May 15, 1997

Approved by Stockholders November 13, 1997

Amended August 13, 1998

Approved by Stockholders on November 19, 1998

Amended August 12, 1999

Approved by Stockholders on November 18, 1999

Amended August 17, 2000 Approved by Stockholders on November, 16 2000

Amended August 23, 2001

Approved by Stockholders on November 15, 2001

Amended August 29, 2002

Approved by Stockholders on November 14, 2002

Amended August 21, 2003

Approved by Stockholders on November 13, 2003

Amended August 19, 2004

Approved by Stockholders on November 18, 2004

Amended August 11, 2005

1. PURPOSE

(a) The purpose of the Plan is to provide a means by which employees of Maxim Integrated Products, Inc., a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2. ADMINISTRATION

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan.

(c) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(i) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(ii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in paragraph 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(v) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3. SHARES SUBJECT TO THE PLAN

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate eighteen million and fifty-one thousand five hundred sixty-seven (18,051,567) shares of the Company’s $.001 par value common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

4. GRANT OF RIGHTS; OFFERING

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5. ELIGIBILITY

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(c) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(d) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(e) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

(f) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(g) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6. RIGHTS; PURCHASE PRICE

(a) Subject to paragraph 5(d), on each Offering Date each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to a maximum percentage of such employee’s Compensation (as defined in paragraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Purchase Period”). In connection with each Offering made under this Plan, the Board or the Committee may specify the maximum percentage of the employee’s Compensation that may be used to purchase shares, a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify the maximum fair market value of Common Stock which may be purchased by any employee pursuant to such Offering as well as a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date (as defined in the Offering) under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

7. PARTICIPATION; WITHDRAWAL; TERMINATION

(a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to a maximum percentage of such employee’s Compensation during the Purchase Period with such maximum percentage determined by the Board or the Committee. Compensation is defined as total cash compensation, including commissions, bonuses, overtime and other cash compensation, and amounts elected to be deferred by the employee (that would otherwise have been paid) under the Company’s Cash or Deferred Savings Plan. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. At any time during the Purchase Period a participant may terminate his or her payroll deductions. A participant may reduce, increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. If specifically allowed pursuant to the terms of an Offering, a participant may make direct payments into his or her account to the extent that such participant has not had the maximum amount withheld during the Purchase Period.

(b) If a participant terminates his or her payroll deductions, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), without interest. In the event of the participant’s death, the Company shall distribute such accumulated payroll deductions to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such accumulated payroll deductions to the spouse (or domestic partner, as determined by the Company) of the participant, or if no spouse (or domestic partner) is known to the Company, then to the issue of the participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Company, then to the heirs at law of the participant.

(d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

8. EXERCISE

(a) On each exercise date, as defined in the relevant Offering (an “Exercise Date”), each participant’s accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to such participant after such Exercise Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire stock for the participants) shall be distributed to the participants, without interest.

9. COVENANTS OF THE COMPANY

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11. RIGHTS AS A STOCKHOLDER

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12. ADJUSTMENTS UPON CHANGES IN STOCK

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, separation (including a spin-off or other distribution of stock or property) recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and the maximum number of shares subject to the Plan and the class(es) and the number of shares and price per share of stock subject to outstanding rights.

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event. In the event the Board or the Committee determines that outstanding rights shall be exercised immediately prior to such an event (the “new Exercise Date”), the Board or the Committee in lieu of such exercises may determine to pay to the participant on the new Exercise Date an amount in cash, cash equivalents, or property as determined by the Board or the Committee that is equal to the difference in the fair market value of the shares subject to the right and the purchase price due had the participant’s right been exercised on the new Exercise Date.

13. AMENDMENT OR TERMINATION OF THE PLAN

(a) The Board or the Committee may at any time and for any reason terminate, suspend or amend the Plan. Any one or more Purchase Periods may be terminated or suspended by the Board or the Committee on any Exercise Date or by the Board or the Committee establishing a new Exercise Date with respect to any Purchase Period then in progress if the Board or the Committee determines that the termination or suspension of the Plan or such one or more Purchase Periods is in the best interests of the Company and its stockholders. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent, the Board or the Committee shall be entitled to limit the frequency and/or number of changes in the amount withheld during Purchase Periods, change the Exercise Dates within any Purchase Period, determine the length of any future Purchase Periods, determine whether future Purchase Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable and which are consistent with the Plan.

(c) Unless sooner terminated, the Plan shall terminate on August 25, 2007. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

14. EFFECTIVE DATE OF PLAN

The Plan as amended and restated herein shall become effective as determined by the Board, subject to any required approval by the stockholders of the Company.

MAXIM INTEGRATED PRODUCTS, INC.

120 SAN GABRIEL DRIVE

SUNNYVALE, CA 94086

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Maxim Integrated Products, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Maxim Integrated Products, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MAXIN1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAXIM INTEGRATED PRODUCTS, INC.

Vote On Directors

1. Election of Directors-

To	withhold authority to vote for any individual Nominees: nominee, mark “For All Except” and write the

For Withhold For All

(01)	James Bergman All All Except nominee’s number on the line below.
(02)	Michael J. Byrd
(03)	Peter de Roetth 0 0 0 (04) John F. Gifford (05) B. Kipling Hagopian (06) A.R. Frank Wazzan

Vote On Proposals

For Against Abstain

2. To ratify and approve the amendment and restatement of the Company’s 1996 Stock Incentive Plan, as amended, including without limitation, to (a) increase the number of shares available for issuance by 10,800,000 shares from 117,600,000 shares 0 0 0 to 128,400,000 shares, (b) permit the award of restricted stock units and restricted stock and (c) extend the term through 2015.

3. To ratify and approve the amendment to the Company’s 1987 Employee Stock Participation Plan, as amended, to increase the 0 0 0 number of shares available for issuance by 1,500,000 shares from 16,551,567 shares to 18,051,567 shares.

4. To ratify the retention of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal 0 0 0 year ending June 24, 2006.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

For address changes, please check this box and write them on the back where indicated 0 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive Sunnyvale, CA 94086

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON NOVEMBER 10, 2005.

The undersigned hereby appoints John F. Gifford and Carl W. Jasper, and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution, to vote all of the shares of stock of Maxim Integrated Products, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Maxim Integrated Products, Inc. to be held on November 10, 2005 at 11:00 a.m., Pacific Time, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as described in the proxy statement as to any and all other matters that may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS OF MAXIM INTEGRATED PRODUCTS, INC. RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE

VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE	REVERSE SEE REVERSE SIDE
CONTINUED	AND TO BE SIGNED ON REVERSE SIDE SIDE